                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM 8-K/A

                                 Amendment No. 1
                                to Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 14, 1999
                                                   -----------------

                           CASELLA WASTE SYSTEMS, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its Charter)



          Delaware                      0-23211                  03-0338873
          --------                      -------                  ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

25 Greens Hill Lane, Rutland, Vermont                               05701
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:  (802) 775-0325
                                                     --------------

                                 Not Applicable
                     -------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated December 22, 1999 to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        On December 14, 1999, the Registrant completed the acquisition of KTI, Inc., a New Jersey corporation ("KTI"). The acquisition was consummated pursuant to an Agreement and Plan of Merger, dated as of January 12, 1999, as amended (the "Merger Agreement"), providing for the merger of Rutland Acquisition Sub, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Registrant, with and into KTI (the "Merger"), with KTI surviving the merger as a wholly-owned subsidiary of the Registrant. Upon consummation of the Merger, 8,599,899 shares of the Registrant's Class A common stock, $.01 par value per share, became issuable pursuant to an exchange ratio which provided that each outstanding share of KTI common stock, no par value per share, and each KTI option, warrant and convertible note exercisable for or convertible into KTI common stock, would be exchanged for .51 shares of the Registrant's Class A common stock. The Merger is expected to be accounted for under the purchase method of accounting, and was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:



                                    KTI, INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                     SEPTEMBER 30,            DECEMBER 31,
                                                                                         1999                     1998
                                                                                 --------------------      -----------------
                                                                                     (UNAUDITED)
                                      ASSETS
Current Assets
     Cash and cash equivalents                                                          $ 9,711                $ 9,426
     Restricted funds                                                                    19,813                 19,088
     Accounts receivable, net of allowances of  $1,860 and $1,313                        37,812                 29,272
     Consumables and spare parts                                                          5,005                  4,483
     Inventory                                                                            8,381                  4,866
     Notes receivable - officers/shareholders and affiliates                                187                  1,858
     Other receivables                                                                    1,940                  4,158
     Deferred taxes                                                                       3,414                  4,832
     Other current assets                                                                 4,028                  3,370
                                                                                   -------------          -------------
          Total current assets                                                           90,291                 81,353

Restricted funds                                                                          4,185                  4,350
Notes receivable - officers/shareholders and affiliates                                   8,288                  1,534
Other receivables                                                                         1,784                  3,025
Other assets                                                                              6,087                  6,167
Deferred taxes                                                                            4,804                  1,407
Deferred costs, net of accumulated amortization of $2,001 and $1,610                      5,284                  5,268
Goodwill and other intangibles, net of accumulated amortization of $8,242
     and $4,354                                                                         125,731                119,712
Property, equipment and leasehold improvements, net of
     accumulated depreciation and amortization of $38,248 and $27,724                   210,300                213,669
                                                                                   -------------          -------------

     Total assets                                                                      $456,754               $436,485
                                                                                   =============          =============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                                                  $ 23,003               $ 14,940
     Accrued expenses                                                                    15,081                  9,313
     Debt, current portion                                                              159,716                  9,775
     Other current liabilities                                                              912                  4,499
                                                                                   -------------          -------------
              Total current liabilities                                                 198,712                 38,527

Other liabilities                                                                         1,728                  4,227
Debt, less current portion                                                               64,054                202,153
Minority interest                                                                        15,354                 12,437
Deferred revenue                                                                         55,820                 61,396
Customer advance                                                                         12,263                 12,788
Convertible subordinated notes                                                            6,770                  6,770

Commitments and contingencies

Stockholders' equity:
Preferred stock; 10,000,000 shares authorized; none outstanding
Common stock, no par value (stated value $.01 per share); authorized 40,000,000 in 1999 and 1998, issued and outstanding: 14,023,838  in 1999,
     13,266,204 in 1998                                                                     140                    133
Additional paid-in capital                                                              127,874                115,026
Accumulated deficit                                                                     (25,961)               (16,972)
                                                                                   -------------          -------------
Total stockholders' equity                                                              102,053                 98,187
                                                                                   -------------          -------------
     Total liabilities and stockholders' equity                                        $456,754               $436,485
                                                                                   =============          =============


     SEE ACCOMPANYING NOTES.

                                    KTI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                               ------------------------------
                                                                   1999          1998
                                                               ------------- --------------
Revenues                                                         $199,023       $117,653
Cost of operations                                                168,731         99,623
                                                               -----------   ------------
     Gross Profit                                                  30,292         18,030

Selling, general and administrative                                17,530          5,745
Restructuring charge                                                4,299
Asset impairment charge                                             3,000
                                                               -----------   ------------
     Income from operations                                         5,463         12,285

Interest expense, net                                              13,575          5,790
Loss (gain) on sale of business                                        77
Equity loss in subsidiaries                                           463
Other charges                                                         131
Other income, net                                                    (658)
                                                               -----------   ------------
     Income (loss) before minority interest, provision
     (benefit) for income taxes, extraordinary item and
     cumulative effect of change in accounting principle           (8,125)         6,495

Minority interest                                                   1,875          2,508
                                                               -----------   ------------
     Income (loss) before provision (benefit) for income
     taxes, extraordinary item and cumulative effect of change
     in accounting principle                                      (10,000)         3,987

Provision (benefit) for income taxes                               (1,069)        (1,558)
                                                               -----------   ------------
     Income (loss) before extraordinary item and cumulative
     effect of change in accounting principle                      (8,931)         5,545

Extraordinary item                                                                  (495)
                                                               -----------   ------------
     Income (loss) before cumulative effect of change in
     accounting principle                                          (8,931)         5,050

Cumulative effect of change in accounting principle                   (58)
                                                               -----------   ------------
     Net income (loss)                                             (8,989)         5,050

Accretion and accrued and paid dividends on preferred stock                        1,134
                                                               -----------   ------------

     Net income (loss) available to common shareholders           $(8,989)        $3,916
                                                               ===========   ============

Earnings per common share:
Basic:
     Income (loss) before extraordinary item and cumulative
     effect of change in accounting principle                      $(0.64)         $0.45
     Extraordinary item                                                            (0.05)
     Cumulative effect of change in accounting principle            (0.01)
                                                               -----------   ------------
     Net income (loss)                                             $(0.65)         $0.40
                                                               ===========   ============

     Weighted average number of shares used in computation     13,851,716      9,813,101
                                                               ===========   ============

Diluted:
     Income (loss) before extraordinary item and cumulative
     effect of change in accounting principle                      $(0.64)         $0.42
     Extraordinary item                                                            (0.05)
     Cumulative effect of change in accounting principle            (0.01)
                                                               -----------   ------------
     Net income (loss)                                             $(0.65)         $0.37
                                                               ===========   ============

     Weighted average number of shares used in computation     13,851,716     10,688,513
                                                               ===========   ============

     SEE ACCOMPANYING NOTES.


                                            KTI, INC.
                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                        SERIES A                      SERIES B
                                                     PREFERRED STOCK               PREFERRED STOCK                COMMON STOCK
                                               ----------------------------  ----------------------------   ------------------------
                                                 SHARES         AMOUNT          SHARES         AMOUNT          SHARES       AMOUNT
                                               ------------  --------------  -------------  -------------   -------------  ---------

Balance at December 31, 1997                       447,500         $ 3,732        856,000       $ 21,400       8,912,630        $ 89
    Net income
    Accretion of preferred stock                                        42
    Issuance of common stock and common stock
       purchase warrants for:
       Exercise of options                                                                                       235,682           2
       Exercise of warrants                                                                                      411,894           4
       Non-employee director's compensation
       Conversion of preferred stock:
         Series A                                 (447,500)         (3,774)                                      447,500           4
         Series B                                                                (856,000)       (21,400)         25,531           1
       Conversion of debt                                                                                      1,283,399          13
       Employee savings plan contribution                                                                          4,215
       Business combinations                                                                                   1,945,353          20
    Tax benefit realized from stock option
       transactions
    Dividends paid on Series B Preferred Stock
    Additional costs related to preferred
       stock issuances
                                               ------------  --------------  -------------  -------------   -------------  ---------
Balance at December 31, 1998                                                                                  13,266,204         133
    Net loss
    Issuance of common stock for:
       Exercise of options                                                                                        20,552
       Exercise of warrants                                                                                       19,482
       Business combinations                                                                                     717,600           7
                                               ------------  --------------  -------------  -------------   -------------  ---------
Balance at September 30, 1999 (unaudited)                                                                     14,023,838       $ 140
                                               ============  ==============  =============  =============   =============  =========




                                                  ADDITIONAL
                                                   PAID-IN      ACCUMULATED
                                                   CAPITAL        DEFICIT          TOTAL
                                                 -------------  -------------   -------------
Balance at December 31, 1997                         $ 52,762     $ (18,267)      $ 59,716
    Net income                                                        2,699          2,699
    Accretion of preferred stock                          (42)
    Issuance of common stock and common stock
       purchase warrants for:
       Exercise of options                              1,894                        1,896
       Exercise of warrants                             1,648                        1,652
       Non-employee director's compensation               205                          205
       Conversion of preferred stock:
         Series A                                       3,770
         Series B                                         300                      (21,099)
       Conversion of debt                              15,686                       15,699
       Employee savings plan contribution                  41                           41
       Business combinations                           38,122                       38,142
    Tax benefit realized from stock option                738                          738
       transactions
    Dividends paid on Series B Preferred Stock                       (1,404)        (1,404)
    Additional costs related to preferred                 (98)                         (98)
       stock issuances
                                                 -------------  -------------   -------------
Balance at December 31, 1998                          115,026       (16,972)        98,187
    Net loss                                                         (8,989)        (8,989)
    Issuance of common stock for:
       Exercise of options                                161                          161
       Exercise of warrants                               193                          193
       Business combinations                           12,494                       12,501
                                                 -------------  -------------   -------------
Balance at September 30, 1999 (unaudited)           $ 127,874     $ (25,961)      $102,053
                                                 =============  =============   =============






SEE ACCOMPANYING NOTES

                                    KTI, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                                          ------------------------------------------
                                                                                   1999                 1998
                                                                               -------------        --------------
OPERATING ACTIVITIES
Net income (loss)                                                                   $(8,989)              $ 5,050
Adjustments to reconcile net income to net cash
      provided by operating activities:
    Asset impairment charge                                                           3,000
    Extraordinary item                                                                                        495
    Cumulative effect of change in accounting principle                                  58
    Depreciation and amortization                                                    16,117                 8,937
    Minority interest, net of distributions                                           2,917                  (195)
    Loss on sale of businesses, net                                                     145
    Equity loss in subsidiaries                                                         463
    Deferred revenue and customer advance                                            (6,101)               (5,812)
    Deferred income taxes                                                            (2,190)               (4,671)
    Provision for losses on accounts receivable                                         634                   579
    Interest accrued and capitalized on debt                                            413                   872
    Other non-cash charges                                                              394                   (30)
    Changes in operating assets and liabilities:
      Accounts receivable                                                            (8,733)                 (886)
      Consumables, spare parts and inventory                                         (1,848)               (1,316)
      Other receivables                                                                 796                (4,220)
      Other assets                                                                   (1,925)                3,832
      Accounts payable and accrued expenses                                          11,564                   439
      Other liabilities                                                              (2,596)                2,814
                                                                              --------------        --------------
Net cash provided by operating activities                                             4,119                 5,888

INVESTING ACTIVITIES
Additions to property, equipment and leasehold improvements                          (6,995)               (5,088)
Proceeds from sale of assets                                                             86                    33
Net change in restricted funds                                                         (560)               (2,714)
Proceeds from sale of businesses                                                      4,283                 1,985
Purchase of businesses, net of cash acquired                                           (151)              (62,154)
Notes receivable--officers/shareholders and affiliates                               (4,653)                 (380)
                                                                              --------------        --------------
Net cash used in investing activities                                                (7,990)              (68,318)

FINANCING ACTIVITIES
Deferred financing costs                                                                                   (3,936)
Proceeds from issuance of debt                                                                             44,995
Net borrowings on lines of credit                                                    10,532               114,373
Proceeds from other borrowings                                                        1,000
Proceeds from amendment of power purchase agreement, net of transaction costs                               5,900
Proceeds from sale of common stock                                                      354                 3,235
Dividends paid                                                                                             (1,092)
Principal payments on debt                                                           (7,730)             (104,048)
                                                                              --------------        --------------
Net cash provided by financing activities                                             4,156                59,427
                                                                              --------------        --------------
Increase (decrease) in cash and cash equivalents                                        285                (3,003)
Cash and cash equivalents at beginning of period                                      9,426                11,181
                                                                              --------------        --------------
Cash and cash equivalents at end of period                                           $9,711                $8,178
                                                                              ==============        ==============

                                   -Continued-

                                    KTI, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                            ----------------------------------------
                                                                                   1999                 1998
                                                                            -------------------- -------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                     $ 15,239               $ 4,803
Taxes paid                                                                           1,665

NON CASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligation entered into for lease of equipment                           241                     -
Purchase of businesses and additional partnership interest, net of cash acquired:
  Working capital, net of cash acquired                                             (1,611)               (3,040)
  Property, equipment and leasehold improvements                                    (8,621)              (51,950)
  Purchase price in excess of net assets acquired                                   (7,843)              (91,034)
  Other assets                                                                                            (4,752)
  Non-current liabilities                                                            5,423                52,985
  Common stock issued                                                               12,501                35,637



SEE ACCOMPANYING NOTES

                                    KTI, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                               SEPTEMBER 30, 1999

1.  BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements of KTI, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The municipal solid waste ("MSW") market in Maine, which provides material to the waste-to-energy segment, is seasonal, with one-third more MSW generated in the summer months than is generated during the rest of the year. The Residential and Commercial Recycling segments experience increased volumes of newspaper in November and December due to increased newspaper advertising and retail activity during the holiday season. Additionally, the Residential Recycling segment operates facilities in Florida which experience increased volumes of recyclable materials during the winter months followed by decreases in the summer months in connection with seasonal changes in population. Operating results for the nine month periods ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1998. Certain 1998 financial information contained herein has been reclassified to conform with the 1999 presentation.

2.  RESTATEMENT

         The Company's balance sheet as of September 30, 1999, the statements of operations, stockholders' equity and cash flows, for the nine months ended September 30, 1999, have been restated to reflect certain adjusting entries relating to restructurings, valuation allowances and other accruals. As a result of these adjustments, net loss increased approximately $4.4 million and loss per share increased $0.32 per share.

                                    KTI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)
                               SEPTEMBER 30, 1999

3.  MERGER AND ACQUISITIONS

         On September 23, 1999, the Company entered into an Amended Agreement and Plan of Merger (the "Merger Agreement") with Casella Waste Systems, Inc., ("Casella") a publicly-owned company engaged in the waste services industry. The merger will be completed through the exchange of all of the shares of the Company's common stock for shares of Casella's Class A common stock based on an exchange ratio specified in the Merger Agreement. In addition, all of the Company's outstanding and unexercised stock options and stock purchase warrants will be converted into similar rights to acquire Casella's Class A common stock under the same terms and conditions and the same exchange ratio. Subsequent to the completion of the merger, the current Casella stockholders will own a majority of the combined company. Under the terms of the Merger Agreement, Casella is required to file a registration statement with the Securities and Exchange Commission to register the shares of its Class A common stock to be issued in the merger. The merger is subject to, among other things, approval of the Company's and Casella's stockholders. No assurance can be given that the conditions of the merger will be satisfied or that the merger will be consummated.

         In connection with the merger, Casella has agreed to reimburse the Company for its investment banking fees and other merger related costs and as of September 30, 1999 approximately $1,514 of such costs have been deferred.

         On March 31, 1999, May 19, 1999, and September 30, 1999 pursuant to the Second Amended, Restated and Extended Waste Disposal Agreement among Penobscot Energy Recovery Company, Limited Partnership ("PERC") and the municipalities named therein, the municipalities made capital contributions to PERC, which were recorded as additional minority interest, totaling $730, $240 and $1,300 respectively, in exchange for 1.31%, 0.43% and 2.33%, respectively, of limited partnership interest in PERC.

         On January 27, 1999 the Company completed its acquisition of AFA Group, Inc. and subsidiaries ("AFA"), an integrated wood waste processing and hauling business located in Newark, New Jersey. Payment of the aggregate purchase price, including all direct costs, of $9,682 consisted of (i) 460,000 shares of the Company's common stock valued at $20.70 per share (based on the closing price of the common stock on the date of announcement) and (ii) $150 in cash. In July 1999, the Company paid AFA an additional 104,038 shares of the Company's common stock as a purchase price adjustment based on the final net worth, as defined, of AFA as of the acquisition date. These shares were valued at $13.58 per share. This acquisition was accounted for as a purchase, and accordingly, the assets and liabilities have been recorded at their estimated fair value at the date of acquisition. The excess of the purchase price over the fair value of the acquired net assets of $7,776 has been recorded as goodwill and is being amortized on a straight-line basis over 30 years. The Company's financial statements include the results of operations of AFA since the date of acquisition.

4.  SALE OF BUSINESSES

         In June 1999, the Company completed the sale of its Commercial Recycling facility located in Franklin Park, Illinois. The proceeds from this sale were approximately $1,757 and the Company recorded a loss of approximately $644.

         In September 1999, the Company completed the sale of substantially all of the assets of the Waste-to-Energy segment's hauling operation located in Maine to Casella. The proceeds from this sale were approximately $2,526 and the Company recorded a gain of approximately $567.

5.  EXERCISE OF BHE WARRANTS

         In August 1999, the Company exercised its rights under a Warrant Purchase Agreement (the "Warrant Agreement") to purchase 178,214 common shares of BHE. Under the terms of the Warrant Agreement, BHE elected to pay cash in lieu of issuing shares. The Waste-to-Energy segment received approximately $1,699 in cash and recorded a gain of approximately $757 which is classified as other income.

6.  EARNINGS PER SHARE

         The following table sets forth the computation of basic and diluted earnings per share:


                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                    1999           1998
                                                                -------------- --------------
Numerator:
   Net income (loss)                                               $(8,989)        $ 5,050
   Preferred stock dividends                                                         1,092
   Accretion of preferred stock                                                         42
                                                                ------------   ------------
   Numerator for basic earnings per share-net income (loss)
        available to common stockholders                            (8,989)          3,916
   Effective of dilutive securities:
                                                                ------------   ------------
   Numerator for diluted earnings per share-net income (loss)
        available to common stockholders after assumed
        conversions                                                $(8,989)         $3,916
                                                                ============   ============
Denominator:
   Denominator for basic earnings per share-weighted
        average shares                                          13,851,716       9,813,101
   Effect of dilutive securities:
        Employee stock options (1)                                                 501,310
        Warrants (1)                                                               374,102
        Convertible preferred stock (2)
        Convertible subordinated notes (3)
                                                                ------------   ------------
        Dilutive potential common shares                                           875,412
                                                                ------------   ------------
    Denominator for diluted earnings per share-adjusted
        weighted-average shares and assumed conversions         13,851,716      10,688,513
                                                                ============   ============
Net Income (loss) per share-Basic                                   $(0.65)          $0.40
                                                                ============   ============
Net income (loss) per share-Diluted                                 $(0.65)          $0.37
                                                                ============   ============

(1) The employee stock options and warrants outstanding during the nine months ended September 30, 1999 are anti-dilutive.

(2) The convertible preferred stock is anti-dilutive in 1999 and the nine months ended September 30, 1998.

(3)   The convertible subordinated notes
      payable are anti-dilutive.


7.  CONTINGENCIES

         The Company is a defendant in a consolidated purported class action, which alleges violations of certain sections of the federal securities laws. The Company believes the allegations are without merit and intends to defend the litigation vigorously.

         Two lawsuits have been filed against a subsidiary of the Company alleging fraud and tortious interference. The actions are based on two contracts between the plaintiff and the subsidiary, which contracts require all disputes to be resolved by arbitration. The Company settled these lawsuits in October 1999 and paid $350 in final settlement of these claims, which was accrued at September 30, 1999.

         The majority shareholder of a company acquired by a subsidiary of the Company instigated arbitration proceedings against the Company and two of its subsidiaries, alleging the subsidiaries acted to frustrate the "earn-out" provisions of the acquisition agreement and thereby precluding him from receiving, or alternatively, reducing the sum to which he was entitled to receive. He also alleges his employment agreement was wrongfully terminated. The claim for arbitration alleges direct charges in excess of $5,000 and requests punitive damages, treble damages and attorneys fees. The Company and its subsidiaries have responded to the demand, denying liability and filed a counterclaim for $1,000 for misrepresentations. The Company believes it has meritorious defenses to the claims.

         The Company is a defendant in certain lawsuits alleging various claims incurred in the ordinary course of business. Management of the Company does not believe that the outcome of these matters, individually or in the aggregate, will have a material effect on the Company's financial condition, cash flows or results of operations.

8.  IMPAIRMENT OF COMMERCIAL RECYCLING LONG-LIVED ASSETS

         As a result of the loss on the sale of the Franklin Park Facility (see
Note 4) and the continued poor operating performance of the Commercial Recycling segment, the Company initiated an impairment review of the long-lived assets, including goodwill, in the Commercial Recycling segment in the second quarter. A revised operating plan for each of the remaining facilities in the Commercial Recycling segment was developed. While revenues are stable, the Commercial Recycling segment continues to operate at levels of profitability, which are significantly below the levels anticipated when the acquisitions were completed. In addition, with the continued consolidation of the solid waste industry and the continued focus on the disposal aspects of this industry, the possibility of selling these facilities for amounts approximating their carrying value is remote.

         In the second quarter of 1999, the Company determined that the estimated future undiscounted cash flows for the KTI Recycling of New Jersey ("Newark Plant") facility were below the carrying value of the related equipment and leasehold improvements. The Company adjusted the carrying value of the related equipment and leasehold improvements of the Newark Plant by approximately $3,000 to their estimated fair value of approximately $1,142. The fair value of the long-lived assets was based on the expected cash flows discounted at a rate commensurate with the risk involved.

9.  PLANT CONSOLIDATION, RESTRUCTURING AND OTHER UNUSUAL ITEMS

         In April 1999, FCR, Inc. ("FCR"), a subsidiary of the Company, signed a new agreement with a municipality to operate a material recovery facility in Charlotte, North Carolina. As part of this agreement, the Company committed to relocate the cellulose insulation plant located in Ronda, North Carolina to the material recovery facility in Charlotte. This secures the supply of raw material for the cellulose insulation plant and provides additional cost savings from the integration of recycling and the manufacturing of cellulose insulation into one facility. As a result, the Company developed an exit plan for the closing of the plant in Ronda, North Carolina and began the construction of the new cellulose insulation plant during the second quarter. In the second quarter of 1999, the Finished Products segment recorded a restructuring charge of approximately $1,205, which consisted primarily of the write-down of equipment and leasehold improvements and an accrual for the remaining payments under the noncancelable lease of the Ronda facility. Payments against this reserve are expected to begin in the fourth quarter of 1999.

         During 1999, the Company reached agreement with an employee to restructure the amounts paid under an employment contract. The Finished Products segment recorded a restructuring charge of approximately $320 relating to amounts due under the revised contract. Payments against this reserve are expected to begin during the fourth quarter of 1999.

         In June 1999, the Company initiated a plan to close the Residential Recycling segment's material recovery facility located in Howes Cave, New York and process the materials from this facility at another Residential Recycling segment facility. In the second quarter of 1999, the Company recorded a restructuring charge of $644, which consisted primarily of the remaining payments under noncancelable leases of the building and equipment. The Company made payments totaling $110 against this reserve during 1999.

         In September, 1999, the Company initiated a plan to relocate brokerages' corporate offices from Portland, Oregon to Passaic, New Jersey. In the third quarter of 1999, the Company recorded a restructuring charge of $450, which consisted primarily of existing lease obligations, severance and related taxes.

         Included in restructuring charges is $432 of deferred acquisition costs related to acquisitions that were terminated during the second quarter.

         In April 1998, a subsidiary of the Company, FCR, entered into an amended agreement to operate a material recovery facility in Stratford, Connecticut. This agreement requires FCR to add additional processing equipment to this facility within a certain period of time as defined in the amended agreement or pay the municipality $100 per year over the next five years. In April 1999, FCR determined that this processing equipment was not cost effective due to other alternative methods of processing and, thus, will not install the equipment. As a result, in the second quarter of 1999, the Residential Recycling segment recorded the penalty included in the agreement of $500 for the payments to be made to the municipality. No payments were made during the third quarter of 1999 and the entire amount is accrued and classified as other liabilities as of September 30, 1999.

         During 1999, other charges of $131 represents an accrual for penalties assessed by the Florida Department of Environmental Protection related to the temperature of the discharge water at the Waste-to-Energy segment's Telogia Facility.

         In the first quarter of 1999, the Company recorded a $748 restructuring charge. The restructuring initiatives primarily involve the Company's Commercial Recycling segment and represent primarily severance and other costs related to employee reductions. In connection with the restructuring, the Company terminated ten employees. The restructuring charges relate to integration of the brokerage operation acquired as part of the New Jersey Fibers acquisition and elimination of costs as a result of streamlining the operations of acquisitions completed in 1998. The Company made payments totaling $442 against this reserve during 1999.

10.  INCOME TAXES

         The income tax benefit was approximately $1,069 and $1,558 for the nine months ended September 30, 1999 and 1998, respectively. During 1999, the effective tax rate utilized by the Company of 10.7% represents the estimated annual effective rate based on the total estimated pretax loss of the Company for the year ending December 31, 1999. The income tax benefit in 1998 was due to the reduction of the valuation allowance for deferred tax assets of $3,160.

11.  REVOLVING LINE OF CREDIT AGREEMENT

         On May 12, 1999, the Company's Revolving Line of Credit Agreement with a bank (the "Credit Agreement") was amended (the "Amended Agreement") modifying certain financial covenants and requiring bank approval for all acquisitions. The Amended Agreement requires that the Company and certain subsidiaries, as defined, maintain certain specified financial covenants, including, a minimum interest coverage ratio, a maximum funded debt to EBITDA ratio, a minimum fixed charge coverage ratio, and a maximum debt to capitalization ratio, each as defined in the Amended Agreement. The Company recorded a charge of $835 in connection with the amendment. This charge was recorded in interest expense during the second quarter.

         As of September 30, 1999, the Company was in default of the financial covenants of its line of credit. The Company's lender has waived the violation of the financial covenants through January 1, 2000. As a result, the outstanding amount under the line of credit has been classified as a current liability. Upon the consummation of the merger, this line of credit will be replaced by the credit facility of the merged company. However, no assurances can be given that the conditions of the merger will be satisfied or that the merger will be consummated.

         The Company will continue to select interest rates on the outstanding borrowings based on the bank's prime rate or LIBOR rates, however, the interest rates range from the bank's prime rate to the bank's prime rate plus 1.50% or LIBOR plus 1.88% to LIBOR plus 3.25% depending on the attainment of a financial covenant, as defined, in the Amended Agreement.

         As of September 30, 1999, one of the Company's subsidiaries was in violation of one of the financial covenants of its revolving line of credit. Borrowings under this line of credit are classified as a current liability at September 30, 1999. This violation was cured in October 1999.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
KTI, Inc.

We have audited the accompanying consolidated balance sheets of KTI, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KTI, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 2, the previously issued financial statements for each of the three years in the period ended December 31, 1998 have been restated to reflect the deferral of revenue related to certain proceeds received in connection with the restructuring of a power purchase agreement and the sale of electric generating capacity with two utilities.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
March 30, 1999, except for the
second paragraph of Note 9, as to
which the date is August 27, 1999,
Note 2 as to which the date is
August 30, 1999 and the first
paragraph of Note 21 as to which
the date is September 23, 1999

                                   KTI, INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1998           1997
                                                                                       -------------  -------------
                                               ASSETS
Current Assets
  Cash and cash equivalents..........................................................    $   9,426      $  11,181
  Restricted funds...................................................................       19,088         13,103
  Accounts receivable, net of allowances of $1,313 and $294..........................       29,272         22,126
  Consumables and spare parts........................................................        4,483          4,041
  Inventory..........................................................................        4,866          1,219
  Notes receivable--officers/shareholders and affiliates.............................        1,858             29
  Other receivables..................................................................        4,158            461
  Deferred taxes.....................................................................        4,832          2,751
  Other current assets...............................................................        3,370            793
                                                                                       -------------  -------------
    Total current assets.............................................................       81,353         55,704

Restricted funds.....................................................................        4,350          6,527
Notes receivable--officers/shareholders and affiliates...............................        1,534             81
Other receivables....................................................................        3,025            271
Other assets.........................................................................        6,167          1,768
Deferred taxes.......................................................................        1,407
Deferred costs, net of accumulated amortization of $1,610 and $676...................        5,268          2,911
Goodwill and other intangibles, net of accumulated amortization of $4,354 and
  $1,422.............................................................................      119,712         19,535
Deferred project development costs...................................................                         937
Property, equipment and leasehold improvements, net of accumulated depreciation of
  $27,724 and $18,369................................................................      213,669        164,753
                                                                                       -------------  -------------
    Total assets.....................................................................    $ 436,485      $ 252,487
                                                                                       -------------  -------------
                                                                                       -------------  -------------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable...................................................................    $  14,940      $   8,779
  Accrued expenses...................................................................        9,313          3,990
  Debt, current portion..............................................................        9,775         19,794
  Other current liabilities..........................................................        4,499          1,184
                                                                                       -------------  -------------
    Total current liabilities........................................................       38,527         33,747

Other liabilities....................................................................        4,227          1,918
Debt, less current portion...........................................................      202,153         74,473
Minority interest....................................................................       12,437         14,077
Deferred revenue.....................................................................       61,396         68,556
Customer advance.....................................................................       12,788
Convertible subordinated notes.......................................................        6,770

Commitments and contingencies

Stockholders' equity
Preferred stock; 10,000,000 shares authorized;
  Series A; non-voting; par value $8 per share; 447,500 shares authorized, issued and
    outstanding in 1997..............................................................                       3,732
  Series B; voting; par value $25 per share; 8.75%, 880,000 shares authorized;
    856,000 shares issued and outstanding in 1997....................................                      21,400
  Common stock; no par value (stated value $.01 per share);
    authorized 40,000,000 in 1998 and 20,000,000 in 1997, issued and outstanding
    13,266,204 and 8,912,630 shares in 1998 and 1997, respectively...................          133             89
Additional paid-in capital...........................................................      115,026         52,762
Accumulated deficit..................................................................      (16,972)       (18,267)
                                                                                       -------------  -------------
Total stockholders' equity...........................................................       98,187         59,716
                                                                                       -------------  -------------
    Total liabilities and stockholders' equity.......................................    $ 436,485      $ 252,487
                                                                                       -------------  -------------
                                                                                       -------------  -------------

                            SEE ACCOMPANYING NOTES.

                                   KTI , INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1998           1997          1996
                                                                        -------------  ------------  ------------
Revenues..............................................................  $     179,007  $     98,587  $     35,717
Cost of operations....................................................        156,664        75,864        26,048
                                                                        -------------  ------------  ------------
  Gross Profit........................................................         22,343        22,723         9,669
Selling, general and administrative...................................          7,947         3,196         2,534
                                                                        -------------  ------------  ------------
  Income from operations..............................................         14,396        19,527         7,135
Interest expense, net.................................................        (10,667)       (5,086)       (4,464)
Other income, net.....................................................                          390            37
                                                                        -------------  ------------  ------------
  Income from continuing operations before minority interest, benefit
  for income taxes and extraordinary item.............................          3,729        14,831         2,708
Minority interest.....................................................          3,702         2,522         1,185
Pre-acquisition earnings..............................................                        4,722
                                                                        -------------  ------------  ------------
  Income from continuing operations before benefit for income taxes
  and extraordinary item..............................................             27         7,587         1,523
Benefit for income taxes..............................................         (3,023)       (2,586)
                                                                        -------------  ------------  ------------
  Income from continuing operations before extraordinary item.........          3,050        10,173         1,523
Discontinued operations
  Loss from discontinued operations (including a loss on disposal of
  $549 and provision for income taxes of $200)........................                                        714
                                                                        -------------  ------------  ------------
  Income before extraordinary item....................................          3,050        10,173           809
Extraordinary item--Loss on early extinguishment of debt, net of
  minority interest and in 1998, taxes................................            351                       2,248
                                                                        -------------  ------------  ------------
  Net income (loss)...................................................          2,699        10,173        (1,439)
Accretion and accrued and paid dividends on preferred stock...........         (1,133)       (1,408)
                                                                        -------------  ------------  ------------
  Net income (loss) available to common shareholders..................  $       1,566  $      8,765  $     (1,439)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Net income (loss) per common share:
Basic:
  Income from continuing operations before
  extraordinary item..................................................  $        0.18  $       1.18  $       0.25
  Loss from discontinued operations...................................                                      (0.12)
                                                                        -------------  ------------  ------------
  Income before extraordinary item....................................           0.18          1.18          0.13
  Extraordinary item..................................................          (0.03)                      (0.37)
                                                                        -------------  ------------  ------------
  Net income (loss)...................................................  $        0.15  $       1.18  $      (0.24)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
  Weighted average number of shares used in computation...............     10,548,570     7,403,681     6,090,956
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Diluted:
  Income from continuing operations before
  extraordinary item..................................................  $        0.17  $       1.08  $       0.24
  Loss from discontinued operations...................................                                      (0.11)
                                                                        -------------  ------------  ------------
  Income before extraordinary item....................................           0.17          1.08          0.13
  Extraordinary item..................................................          (0.03)                      (0.36)
                                                                        -------------  ------------  ------------
  Net income (loss)...................................................  $        0.14  $       1.08  $      (0.23)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
  Weighted average number of shares used in computation...............     11,398,151     8,426,190     6,255,088
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

                            SEE ACCOMPANYING NOTES.

                                   KTI, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                             SERIES A               SERIES B         COMMON
                                                                         PREFERRED STOCK        PREFERRED STOCK       STOCK
                                                                      ----------------------  --------------------  ---------
                                                                       SHARES      AMOUNT      SHARES     AMOUNT     SHARES
                                                                      ---------  -----------  ---------  ---------  ---------
Balance at December 31, 1995........................................                                                5,946,973
  Net loss..........................................................
  Issuance of common stock for:
    Exercise of options.............................................                                                   55,346
    Exercise of warrants............................................                                                   41,183
    Conversion of debt..............................................                                                  725,015
    Business combinations...........................................                                                   68,249
  Issuance of stock purchase warrants...............................
                                                                      ---------  -----------  ---------  ---------  ---------
Balance at December 31, 1996........................................                                                6,836,766
  Net income........................................................
  Issuance of preferred stock and common stock purchase warrants....    487,500   $   3,376
  Accretion of preferred stock......................................                    700
  Issuance of preferred stock and common stock purchase warrants....                            856,000  $  21,400
  Issuance of common stock and common stock purchase warrants for:
    Exercise of options.............................................                                                   85,353
    Exercise of warrants............................................                                                  692,771
    Conversion of debt..............................................                                                  618,609
    Conversion of preferred stock...................................    (40,000)       (344)                           40,000
    Employee savings plan contribution..............................                                                    4,117
    Business combinations...........................................                                                  635,014
  Dividends paid on Series B Preferred Stock........................
                                                                      ---------  -----------  ---------  ---------  ---------
Balance at December 31, 1997........................................    447,500       3,732     856,000     21,400  8,912,630
  Net income........................................................
  Accretion of preferred stock......................................                     42
  Issuance of common stock and common stock purchase warrants for:
    Exercise of options.............................................                                                  235,682
    Exercise of warrants............................................                                                  411,894
    Non-employee director's compensation............................
    Conversion of preferred stock:
      Series A......................................................   (447,500)     (3,774)                          447,500
      Series B......................................................                           (856,000)   (21,400)    25,531
    Conversion of debt..............................................                                                1,283,399
    Employee savings plan contribution..............................                                                    4,215
    Business combinations...........................................                                                1,945,353
  Tax benefit realized from stock option transactions...............
  Dividends paid on Series B Preferred Stock........................
  Additional costs related to preferred stock issuance..............
                                                                      ---------  -----------  ---------  ---------  ---------
Balance at December 31, 1998........................................                                                13,266,204
                                                                      ---------  -----------  ---------  ---------  ---------
                                                                      ---------  -----------  ---------  ---------  ---------


                                                                                   ADDITIONAL   ACCUMULATED
                                                                        AMOUNT       PAID-IN      DEFICIT       TOTAL
                                                                      -----------  -----------  ------------  ---------
Balance at December 31, 1995........................................   $      59    $  33,427    $  (26,606)  $   6,880
  Net loss..........................................................                                 (1,439)     (1,439)
  Issuance of common stock for:
    Exercise of options.............................................           1          280                       281
    Exercise of warrants............................................                      225                       225
    Conversion of debt..............................................           7        4,045                     4,052
    Business combinations...........................................           1          455                       456
  Issuance of stock purchase warrants...............................                      144                       144
                                                                           -----   -----------  ------------  ---------
Balance at December 31, 1996........................................          68       38,576       (28,045)     10,599
  Net income........................................................                                 10,173      10,173
  Issuance of preferred stock and common stock purchase warrants....                      422                     3,798
  Accretion of preferred stock......................................                     (700)
  Issuance of preferred stock and common stock purchase warrants....                   (1,416)                   19,984
  Issuance of common stock and common stock purchase warrants for:
    Exercise of options.............................................           1          502                       503
    Exercise of warrants............................................           7        3,611                     3,618
    Conversion of debt..............................................           6        4,901                     4,907
    Conversion of preferred stock...................................           1          343
    Employee savings plan contribution..............................                       35                        35
    Business combinations...........................................           6        6,488                     6,494
  Dividends paid on Series B Preferred Stock........................                                   (395)       (395)
                                                                           -----   -----------  ------------  ---------
Balance at December 31, 1997........................................          89       52,762    $  (18,267)     59,716
  Net income........................................................                                  2,699       2,699
  Accretion of preferred stock......................................                      (42)
  Issuance of common stock and common stock purchase warrants for:
    Exercise of options.............................................           2        1,894                     1,896
    Exercise of warrants............................................           4        1,648                     1,652
    Non-employee director's compensation............................                      205                       205
    Conversion of preferred stock:
      Series A......................................................           4        3,770
      Series B......................................................           1          300                   (21,099)
    Conversion of debt..............................................          13       15,686                    15,699
    Employee savings plan contribution..............................                       41                        41
    Business combinations...........................................          20       38,122                    38,142
  Tax benefit realized from stock option transactions...............                      738                       738
  Dividends paid on Series B Preferred Stock........................                                 (1,404)     (1,404)
  Additional costs related to preferred stock issuance..............                      (98)                      (98)
                                                                           -----   -----------  ------------  ---------
Balance at December 31, 1998........................................   $     133    $ 115,026    $  (16,972)  $  98,187
                                                                           -----   -----------  ------------  ---------
                                                                           -----   -----------  ------------  ---------

                            SEE ACCOMPANYING NOTES.

                                   KTI, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1998        1997        1996
                                                                                ----------  ----------  ----------


OPERATING ACTIVITIES
Net income (loss).............................................................  $    2,699  $   10,173  $   (1,439)
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Loss on disposal of discontinued operations...............................                                 550
    Extraordinary loss........................................................         351                   2,248
    Depreciation and amortization.............................................      13,749       6,786       6,694
    Minority interest, net of distributions...................................       1,114       2,522       1,185
    Deferred revenue and customer advance.....................................      (7,807)     (7,281)     (4,854)
    Deferred income taxes.....................................................      (3,913)     (2,751)
    Provision for losses on accounts receivable...............................       1,289         193
    Interest accrued and capitalized on debt..................................       1,109         906       1,451
    Write-off of deferred project development costs...........................         937
    Non-cash directors' compensation..........................................         205
    Premium for conversion of convertible debt to common stock................       1,370
    Other non-cash charges....................................................         187         (83)        262
    Equity in net income of subsidiaries, net of distributions................                                (198)
    Loss on sale of debt securities...........................................                                 296
    Changes in operating assets and liabilities:
      Accounts receivable.....................................................       1,866      (2,458)      4,703
      Consumables, spare parts and inventory..................................      (1,104)         71        (842)
      Other receivables.......................................................       1,206         244        (258)
      Other assets............................................................      (1,172)       (503)     (1,410)
      Accounts payable and accrued expenses...................................      (9,038)      1,285      (3,283)
      Other liabilities.......................................................      (1,867)        218        (187)
    Proceeds from sale of electric generating capacity, net of transaction
      costs...................................................................                              80,691
                                                                                ----------  ----------  ----------
Net cash provided by operating activities.....................................       1,181       9,322      85,609

INVESTING ACTIVITIES
Additions to property, equipment and leasehold improvements...................      (8,581)     (5,072)     (3,412)
Proceeds from sale of assets..................................................         460         203         469
Proceeds from sale of discontinued operation..................................                               5,005
Deferred project development costs............................................                     (45)       (910)
Net change in restricted funds:
    Cash equivalents..........................................................      (3,251)     (2,149)         (3)
    Debt securities available-for-sale........................................                               5,579
Purchase of additional partnership interests..................................      (2,410)    (14,532)       (792)
Cash acquired in purchase of additional partnership interests.................                   5,375
Purchase of businesses, net of cash acquired..................................     (55,499)    (17,548)     (2,958)
Investment in unconsolidated affiliate........................................        (865)
Notes receivable--officers/shareholders and affiliates........................      (1,400)        340          (9)
Proceeds from sale of business................................................       1,985
                                                                                ----------  ----------  ----------
Net cash provided by (used in) investing activities...........................     (69,561)    (33,428)      2,969

                                   KTI, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                               (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1998        1997        1996
                                                                                ----------  ----------  ----------
FINANCING ACTIVITIES
Deferred financing costs......................................................      (3,901)     (1,265)     (1,188)
Net borrowings on lines of credit.............................................     133,573      30,107       8,786
Proceeds from issuance of debt................................................      44,995
Additional preferred stock issuance costs.....................................         (98)      4,121         506
Proceeds from customer advance, net...........................................       5,900
Proceeds from sale of common stock............................................       3,548
Proceeds from sale of preferred stock.........................................                  23,782
Dividends paid................................................................      (1,404)       (395)
Principal payments on debt....................................................    (115,988)    (26,290)    (97,909)
                                                                                ----------  ----------  ----------
Net cash provided by (used in) financing activities...........................      66,625      30,060     (89,805)
                                                                                ----------  ----------  ----------
Increase (decrease) in cash and cash equivalents..............................      (1,755)      5,954      (1,227)
Cash and cash equivalents at beginning of year................................      11,181       5,227       6,454
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $    9,426  $   11,181  $    5,227
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid.................................................................  $    8,864  $    2,792  $    6,145
Taxes paid....................................................................         150          75

NON CASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligations entered into for lease of equipment.................       1,725         347
Purchase of businesses and additional partnership interest, net of cash acquired:
    Working capital surplus (deficit), net of cash acquired...................      (1,772)      6,293       1,311
    Property, equipment and leasehold improvements............................      48,277      67,660       8,012
    Purchase price in excess of net assets acquired...........................     102,866      14,235       3,256
    Other assets..............................................................       4,466         667         591
    Non-current liabilities...................................................      57,786      55,659       8,964
    Common stock and common stock purchase warrants issued....................      38,142       6,494         456

                             SEE ACCOMPANYING NOTES

                                   KTI, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. ORGANIZATION

    KTI, Inc. ("KTI") and subsidiaries (collectively, the "Company"), is an integrated waste handling business providing wood, paper, corrugated, metals, plastic and glass processing and recycling, municipal solid waste processing and disposal capabilities, specialty waste disposal services, recycling of ash combustion residue, the generation of electricity and steam and the manufacture of finished products utilizing recyclable materials. The Company also markets recyclable metals, plastic, paper and corrugated processed at its facilities and by third parties. The Company operates 53 facilities in 21 states and Canada in four operating segments: Waste-to-Energy Processing, Finished Products, Commercial Recycling and Residential Recycling.

    There are significant restrictions on the ability of certain of the Company's subsidiaries to distribute assets to the Company. These restrictions result from the terms of certain indebtedness and provisions of other agreements with third parties. These subsidiaries include the Company's majority-owned consolidated subsidiaries, Maine Energy Recovery Company ("Maine Energy") and Penobscot Energy Recovery Company ("PERC") and the Company's wholly-owned subsidiary Timber Energy Resources, Inc. ("TERI"). At December 31, 1998, the net assets of these subsidiaries was $51,551.

    Maine Energy, PERC and TERI are subject to the provisions of various federal, state, local and provincial energy laws and regulations, including the Public Utility Regulatory Policy Act of 1978, as amended. In addition, federal, state and local environmental laws establish standards governing certain aspects of the Company's operations. The Company believes it has all permits, licenses and approvals necessary to operate.

2. RESTATEMENT


    The Company's balance sheets as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 have been restated. The restatement is a result of the Securities and Exchange Commission's review of the Company's proxy materials related to the prospective merger with Casella Waste Systems (See note 21). The restatement relates to revenue recognized as a result of the restructuring of a power purchase agreement and the sale of electric generating capacity by two of the Company's majority-owned subsidiaries with its customers, BHE and CMP, which were completed in 1998 and 1996, respectively (See notes 4 and 5). At the time of these transactions, the Company had recognized revenues representing a portion of the cash received in 1996 and the total consideration received in 1998. After discussions with the staff of the Securities and Exchange Commission, the Company agreed to defer these amounts and recognize them over the term of the respective power purchase and capacity purchase agreements to comply with generally accepted accounting principles. In addition, performance credits previously reported as expense have been reclassified as a reduction of

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

2. RESTATEMENT (CONTINUED)
revenues. The impact of the restatement on the Company's consolidated financial results as originally reported is summarized as follows:

                                                         AS REPORTED                         RESTATED
                                               --------------------------------  --------------------------------
                                                  1998       1997       1996        1998       1997       1996
                                               ----------  ---------  ---------  ----------  ---------  ---------
Revenues.....................................  $  192,977  $  96,157  $  68,508  $  179,007  $  98,587  $  35,717
Income before extraordinary item.............       7,069      8,092     15,914       3,050     10,173        809
Net income (loss)............................       6,718      8,092     13,666       2,699     10,173     (1,439)
Net income (loss) available to common
  shareholders...............................       5,585      6,684     13,666       1,566      8,765     (1,439)
Net income (loss) per share:
  Basic......................................        0.53       0.90       2.25        0.15       1.18      (0.24)
  Diluted....................................        0.49       0.83       2.05        0.14       1.08      (0.24)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of KTI and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. As described in Note 6, during 1997 the Company acquired in two transactions certain limited partnership interests in PERC aggregating 64.29%. Prior to these transactions, the Company was a 7.00% owner and the managing general partner of PERC. As a result of the Company's aggregate ownership interest, PERC's financial statements have been included in the Company's consolidated statement of income for the year ended December 31, 1997. The consolidated statement of income includes PERC's operations for the year ended December 31, 1997 as though the acquisition had occurred at the beginning of the year and includes adjustments to eliminate minority interest and the pre-acquisition earnings of PERC attributable to the partnership interests acquired as of the respective dates. Prior to 1997, the Company's investment in PERC was accounted for under the equity method based on the Company's significant influence over its financial and operating policies.

    The ownership interest of minority owners in the equity and earnings of the Company's less than 100 percent-owned consolidated subsidiaries is recorded as minority interest.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents.

RESTRICTED FUNDS

    Restricted funds consist of cash and cash equivalents held in trust, all of which are available, under certain circumstances, for current operating expenses, debt service, capital improvements and repairs and maintenance in accordance with certain contractual obligations and cash deposited in a bank in connection with certain of the Company's debt and standby letter of credit obligations. Restricted funds available for current operating and debt service purposes are classified as current assets.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

    Within the Waste-to-Energy segment, Maine Energy, PERC and TERI each sell electricity to the local electric utility in their respective geographic locations (Central Maine Power Company, ("CMP"), Bangor Hydro Electric Company ("BHE") and Florida Power Company ("FPC"), respectively). Electric power revenue from such utilities during 1998 totaled approximately $19,326, $14,676 and $5,593, respectively, and $18,780, $17,492 and $5,126, respectively, in 1997 and $21,441 in 1996 for CMP. Accounts receivable from CMP, BHE and FPC were $1,393, $3,166 and $472, respectively, at December 31, 1998 and $2,163, $3,212 and $454,
respectively, at December 31, 1997. In addition, Maine Energy and PERC earn substantial portions of their waste handling revenues from municipalities in their respective geographic regions in the state of Maine. TERI also earns a significant portion of its revenue from a large national paper manufacturer. Such revenues are earned under the terms of long-term agreements. American Ash Recycling of Tennessee, Ltd. ("AART") earns a substantial portion of its revenues as the result of a contract with the City of Nashville, Tennessee.

    Although less than 10% of consolidated revenue, a significant portion of sales of recyclables in the Commercial segment is to international (including Pacific Rim countries, South America and Europe) and domestic paper manufacturers. The Company performs periodic credit evaluations of these customers. Although the Company's exposure to credit risk associated with non-payment by paper manufacturers is affected by conditions within the paper industry and the general economic condition of countries within the Pacific Rim, South America and Europe, a significant portion of outstanding receivables are supported through letters of credit either issued, confirmed or discounted by banks located in the United States. No single paper manufacturer or customer exceeded 5% of the Company's total accounts receivable at December 31, 1998.

    Although less than 10% of consolidated revenue, a significant portion of sales in the Residential Recycling segment is to two customers. The facilities within the Residential Recycling segment operate under long-term contracts with the local municipalities or contract waste haulers. This segment earns a portion of its revenues from these municipalities and waste haulers within the geographic region surrounding the respective facilities. In addition, the Residential Recycling segment enters into long-term contracts to sell recyclable materials at prices based on market price with a contractual floor. These contracts have terms from one to ten years and expire through 2008. No individual municipality or customer under long-term commodity contracts exceeded 5% of the Company's total accounts receivable at December 31, 1998.

    Although less than 10% of consolidated revenue, a significant portion of sales in the Finished Products segment is to one customer. This customer is under a contract to purchase a specified quantity of product at rates that approximate market value through August, 2000. In addition, a significant portion of this segment's sales are to manufacturers of manufactured homes and insulation contractors throughout the United States and thus the revenues are impacted by sales of new homes, which are cyclical in nature. No individual customer of this segment exceeded 5% of the Company's total accounts receivable at December 31, 1998.

    Other financial instruments which subject the Company to concentrations of credit risk are cash and cash equivalents including restricted funds. The Company restricts its cash investments to financial institutions with high credit standings and securities backed by the United States Government.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories, consisting of secondary fibers, recyclables ready for sale and certain finished products, include costs paid to third parties for purchased materials and are stated at the lower of cost (first-in, first-out) or market. Inventories consisted of finished goods of approximately $4,065 and $1,219 at December 31, 1998 and 1997 respectively, and raw material of approximately $801 at December 31, 1998.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. All costs incurred for additions and improvements, including interest during construction, are capitalized. The Company capitalized net interest costs of $285, $20 and $110, in 1998, 1997 and 1996, respectively. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives ranging principally from three to twenty-five years. Assets under capital leases are amortized using the straight-line method over the estimated useful lives ranging from five to ten years. Amortization of assets under capital leases is included in depreciation expense. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement.

GOODWILL

    Goodwill represents costs in excess of net assets of businesses acquired in purchase transactions. Goodwill is being amortized on a straight-line basis over periods up to thirty years.

DEFERRED FINANCING COSTS

    Costs incurred in connection with debt and letter of credit financings are deferred and are being amortized over the life of the related debt or letter of credit issues using the interest method. The unamortized portion of such costs related to the previously outstanding PERC bonds in 1998 and the Maine Energy bonds in 1996 were included in the determination of the extraordinary loss.

DEFERRED PROJECT DEVELOPMENT COSTS

    The Company defers certain external costs incurred in the development of new projects including design and costs related to obtaining required permits. Amortization of these costs begins when the project becomes operational. If management concludes that the related project will not be completed, the deferred costs are expensed immediately.

REVENUE RECOGNITION

    Revenues from the sale of electricity to local utilities are recorded at the contract rate specified in each entity's power purchase agreement ("PPA") as it is delivered. Revenue includes the portion of the deferred gain on the sale of electric generating capacity at Maine Energy (see Note 5) which is being amortized on a straight-line basis over the term of the capacity agreement (eleven years). Revenue also

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

includes the amortization of the customer advance at PERC (see note 4) which is being amortized on a straight-line basis over the term of the Power Purchase Agreement (nineteen years).


    Revenues from waste processing consist principally of fees charged to customers for waste disposal. Substantially all waste processing revenues are earned from customers located in a geographic region proximate to the respective facility. Revenue is generally recorded upon acceptance and in certain cases is based on rates specified in long-term contracts. Certain of these rates are subject to adjustment based on the levels of certain costs and expenses, as defined, of Maine Energy and PERC. The Company periodically reviews the long-term contracts and any anticipated losses are charged to operations in the period the losses are first determinable. The Company's evaluation is based on estimated revenues and direct costs related to the respective contracts.

    Revenues from the sale of recycled materials ($72,130, and $17,004 in 1998 and 1997, respectively) and finished products are recognized upon shipment. Rebates to certain municipalities based on sales of recyclable materials are recorded upon the sale of such recyclables to third parties and are included in cost of operations. Revenues for processing of recyclable materials are recognized upon delivery of recycled materials to the Company and totaled $7,791 and $690 in 1998 and 1997, respectively.

    Management fees from affiliates for 1996, related to providing general partner services to PERC, were recognized in accordance with the partnership agreement and were included in waste processing revenues. Such amounts have been eliminated in consolidation for 1998 and 1997. Service and other revenues in connection with transportation and waste management are recognized upon completion of the services.

INCOME TAXES

    Deferred income taxes are determined using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

BUSINESS COMBINATIONS

    The Company has accounted for all business combinations under the purchase method of accounting. Under this method, the purchase price is allocated to the assets and liabilities of the acquired enterprise as of the acquisition date (to the extent of the Company's ownership interest) based on their estimated respective fair values and are subject to revision for a period not to exceed one year from the date of acquisition. The results of operations of the acquired enterprise are included in the Company's consolidated financial statements for the period subsequent to the acquisition.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS

    Net income available for common shareholders represents net income adjusted for:

                                                                               1998       1997
                                                                             ---------  ---------
Accretion of preferred stock to redemption value...........................  $      42  $     700
Preferred stock dividends..................................................      1,091        395
Dividends earned but not paid or accrued...................................                   313
                                                                             ---------  ---------
                                                                             $   1,133  $   1,408
                                                                             ---------  ---------
                                                                             ---------  ---------

EVALUATION OF LONG-LIVED ASSETS

    The Company assesses long-lived assets for impairment, including goodwill associated with assets acquired in a business combination when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. The Company performs an evaluation comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. No such events or circumstances existed at December 31, 1998.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENT ACCOUNTING DEVELOPMENTS

    Recent accounting pronouncements which are not required to be adopted at December 31, 1998, include the following Statement of Financial Accounting Standards ("SFAS") and the American Institute of Certified Public Accountants Statements of Position ("SOP"):

    SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which will be required to be adopted by the Company as of January 1, 2001, establishes standards for derivative instruments, including those embedded in other contracts and for hedging activities. The new standard requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. Management believes that the adoption of SFAS No. 133 will not have a material impact on the Company's financial statements.

    SOP 98-1, ACCOUNTING FOR COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE is required to be adopted by the Company as of January 1, 2000. The Company's current policy falls within the guidelines of SOP 98-1. Also, SOP 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES is required to be adopted by the Company as of January 1, 1999. Management believes that the adoption of SOP 98-5 will not have a material impact on the Company's financial statements.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform with the current year presentation.

4. AMENDMENT OF PERC'S POWER PURCHASE AGREEMENT AND WASTE DISPOSAL AGREEMENTS

    On June 26, 1998, PERC completed an amendment of its PPA with BHE. At closing, PERC received $6,000 in cash and BHE agreed to make 16 quarterly payments of $250 commencing October 1, 1998 (the "BHE Note"). For financial statement purposes, the BHE Note has been discounted using an effective interest rate of 5.45%. The $6,000 cash payment and the present value of the BHE Note ($3,572) are being accounted for as a customer advance. Imputed interest on the BHE Note is being amortized over its term and is included in interest income. In addition, BHE issued the Company warrants to purchase 712,857 shares of BHE common stock at an exercise price of $7.00 per share, exercisable 25% annually with an expiration date of June 26, 2008. The estimated aggregate fair value of these warrants at the date of issuance was approximately $3,814 ($5.35 per share) which was also recorded as a customer advance. The customer advance, net of transaction costs, is being amortized over the life of the PPA with BHE (19 years). As of December 31, 1998 the remaining customer advance in connection with this transaction was approximately $12,788.

    In connection with the amendment, PERC's waste disposal agreements with certain municipalities (the "Amending Charter Municipalities") were amended to extend the term of such agreements to 2018. In addition, PERC granted the Amending Charter Municipalities the right to purchase up to a 50% limited partnership interest in PERC for an aggregate purchase price of $31,000. Such purchases may only be made to the extent of their respective share of distributable cash from PERC, as defined, and one-half of the quarterly payments to be made under the BHE Note. Any such amounts paid by the Amending Charter Municipalities must be used to prepay PERC's outstanding bonds payable. The Amending Charter Municipalities were also granted the right to purchase the remaining partnership interests in 2018 at the then fair market value, as defined.

    The waste disposal agreements were further amended to provide that the Amending Charter Municipalities, BHE, and partners in PERC would each receive one-third of PERC's cash flows, as defined. Prior to this amendment, the municipalities received one-half PERC's distributable cash, as defined. Based on PERC's cash flow, as defined, distributable cash of approximately $4,616 and $1,101 was payable for 1998 and 1997, respectively. Of these amounts, approximately $413 and $1,101 remained unpaid as of December 31, 1998 and 1997, respectively, and was included in accrued expenses.

    Under the PPA, PERC is required to deliver at least 105,000,000 kWh to BHE in any Calendar year. In the event PERC fails to deliver this output, PERC is obligated to pay $4 for each 1,000,000 kWh by which such deliveries fall below 105,000,000 kWh.

5. SALE OF ELECTRIC GENERATION CAPACITY AND RESTRUCTURE OF POWER PURCHASE AGREEMENT

    On May 3, 1996, Maine Energy completed a restructuring of its PPA with CMP and the sale of the rights to its electrical generating capacity to CL Power Sales One, L.L.C. ("CL One"). At closing, Maine Energy received a payment from CL One of $85,000 ("Capacity Payment") and the PPA was amended to reflect a reduction in CMP's purchase price for electric power. In addition, the term of the

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

5. SALE OF ELECTRIC GENERATION CAPACITY AND RESTRUCTURE OF POWER PURCHASE AGREEMENT (CONTINUED)
PPA was extended from 2007 to 2012. The Company also received reimbursement of certain transaction costs, including interest on the Capacity Payment from November 6, 1995 to closing and certain other payments. The Company recorded the payment from CL One, net of transaction costs, of approximately $80,691 as deferred revenue in 1996. This amount is being recognized on a straight-line basis as revenue over the life of the capacity agreement with CL One (eleven years). As of December 31, 1998 and 1997 the remaining deferred revenue was $61,276 and $68,556, respectively.

    Under the terms of the agreements, Maine Energy will be liable to CMP for liquidated damages of $3,750 for any calendar year through the year 2006 and on a pro rata basis for the period from January 1, to May 31, 2007 in which it does not deliver at least 100,000,000 kilowatt hours ("kWh"). Also, if during the same period, Maine Energy fails to deliver at least 15,000,000 kWh in any calendar year through the year 2006 and on a pro rata basis for the period from January 1, to May 31, 2007 it will be liable to CMP for liquidated damages of $3,750 times the number of years remaining in the term of the agreement. Both the 100,000,000 kWh and the 15,000,000 kWh levels are adjusted in the case of a force majeure event, as defined. Maine Energy produced approximately 166,000,000 and 168,000,000 kWh of electricity in each of 1998 and 1997, respectively. In order to secure CMP's right to liquidated damages, Maine Energy has obtained an irrevocable letter of credit in the initial amount of $45,000 which will be reduced by $3,750 for each completed year in which no event requiring the payment of liquidated damages occurs. Under the terms of the letter of credit agreement, Maine Energy is required to maintain certain restricted funds. The letter of credit is collateralized by liens on substantially all of Maine Energy's assets.

    Maine Energy used the proceeds from the sale of its capacity to repay the then outstanding Maine Energy Resource Recovery Bonds and to retire the related bank letter of credit. This prepayment resulted in the recognition of an extraordinary loss of $2,248 (net of minority interest of $2,213) in 1996.

6. ACQUISITIONS

1998 ACQUISITIONS

    The Company acquired ten companies and an additional partnership interest in one company during 1998. Payment of the aggregate purchase price for these acquisitions consisted of (i) 1,945,353 shares of the Company's common stock at a weighted-average value of $19.06 per share (based on the closing prices of the common stock on the date of announcement of each acquisition); (ii) $57,909 in cash (net of cash acquired of $6,198); (iii) a promissory note in the principal amount of $1,086; and (iv) warrants to purchase 130,000 shares of common stock valued at approximately $1,060 as of the date of acquisition. These acquisitions were accounted for as purchases, and accordingly, the assets and liabilities of the acquired entities have been recorded at their estimated fair value at the dates of acquisition. The excess of the purchase price over the fair value of the acquired net assets aggregating $102,866 has been recorded as goodwill and is being amortized on a straight line basis over 30 years. The more significant 1998 acquisitions are described below.

    In August 1998, the Company acquired FCR, Inc. ("FCR") a diversified recycling company that provides residential and commercial recycling, processing and marketing services and primarily manufactures cellulose insulation and plastics using recycled materials. FCR owns or operates eighteen

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. ACQUISITIONS (CONTINUED)
material recovery facilities, six cellulose insulation manufacturing facilities and three plastic processing facilities in twelve states. Payment of the purchase price, including all direct costs, of $63,581 consisted of (i) 1,714,285 shares of the Company's common stock valued at $18.96 per share (based on the closing price of the common stock on the date of announcement) and (ii) $31,074 in cash. An additional payment of up to $30,000 may have been required based on the earnings of FCR for the period July 1, 1998 through December 31, 1998 (the "Earnout"). Based on FCR's earnings during the period, no payments are due under the Earnout. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $70,032.

    In August 1998, the Company acquired certain assets and assumed certain liabilities of Atlantic Coast Fibers, Inc. ("Atlantic Coast") and Gaccione Bros. & Co., Inc. and PGC Corporation (collectively, "Gaccione"). Atlantic Coast operates a high-grade paper processing facility. Payment of the purchase price, including all direct costs, for Atlantic Coast of $9,655 consisted of (i) 123,532 shares of the Company's common stock valued at $20.29 per share (based on the closing price of the common stock on the date of the announcement), (ii) $6,995 in cash and (iii) warrants to purchase 20,000 shares of common stock valued at approximately $153 as of the date of acquisition. Gaccione operated a high-grade paper processing facility. Payment of the purchase price, including all direct costs, for Gaccione of $6,975 consisted of (i) $5,889 in cash and
(ii) a 7% promissory note in the principal amount of $1,086. In September 1998, the Company agreed to a payment of an additional purchase price for Atlantic Coast and Gaccione consisting of 150,000 shares of common stock. The Company recorded this additional purchase price as a liability and an addition to goodwill. Subsequent to year-end, the Board of Directors approved the payment of the additional purchase price and the common stock was issued. The cost of these acquisitions exceeded the fair value of the acquired net assets by approximately $18,104.

    In June 1998, the Company acquired Multitrade Group, Inc. ("Multitrade"). Multitrade operates three waste-to-energy facilities utilizing biomass and coal to produce steam for sale to major industrial users under long-term contracts. Payment of the purchase price, including all direct costs, for Multitrade was $12,347 in cash. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $4,537.

    In December 1998, the Company acquired an additional 9.6% limited partnership interest in Maine Energy from one of the existing limited partners. The cost of the acquisition was $2,410. The transaction has been accounted for under the purchase method of accounting and the cost of the purchase price has been allocated to the assets and liabilities of Maine Energy (to the extent of the Company's additional ownership interest) based on their estimated fair values as of the date of acquisition and resulted in an increase in the carrying value of property and equipment of approximately $1,670.

1997 ACQUISITIONS

    On September 30, 1997 and November 12, 1997, the Company purchased certain limited partnership interests in PERC aggregating 64.29% from one of the existing limited partners. The aggregate cost of the acquisitions was $14,500. The purchase price has been allocated to the assets and liabilities of PERC (to the extent of the Company's additional ownership interest) based on their estimated fair values as of the date of acquisition and resulted in a reduction in the carrying value of

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. ACQUISITIONS (CONTINUED)
property and equipment of approximately $8,038. Prior to the acquisition of the additional 64.29% limited partnership interest, the Company accounted for its 7% ownership under the equity method. The excess of the Company's actual capital contributions over its original 7% ownership interest in the partnership's total contributed capital is being amortized over the term of the partnership's energy sales contract. This amount is included in goodwill.

    In November, 1997, the Company acquired certain assets and assumed certain liabilities of Prins Recycling Corp. and its subsidiaries ("Prins") pursuant to an order of the Bankruptcy Court for the District of New Jersey. Prins was engaged in the operation of three material recycling facilities located in or proximate to Newark, New Jersey, Chicago, Illinois and Charlestown, Massachusetts. The aggregate purchase price including all direct costs was approximately $15,100 and included warrants to purchase 92,250 shares of the Company's common stock at exercise prices ranging from $8.10 to $9.25 per share. The warrants are exercisable at any time and expire on various dates between December 31, 1999 and April 30, 2002. During 1998 and 1997, 40,000 and 17,325 of
these warrants were exercised. At December 31, 1998, 34,925 of these warrants remain outstanding. In connection with the transaction, the Company assumed certain administrative claims against Prins. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $6,374 which has been recorded as goodwill and is being amortized on a straight line basis over 15 years. During 1998, the Company finalized its allocation of the purchase price which resulted in certain changes in estimated liabilities as of the acquisition date, including certain additional administrative claims against Prins and fair values assigned to property, equipment and leasehold improvements. Such adjustments resulted in an increase in goodwill of approximately $1,865.

    On September 19, 1997, the Company acquired all of the outstanding common stock of K-C Industries, Inc. ("K-C"). K-C is engaged in the marketing of paper and secondary fibers. The aggregate purchase price, including all direct costs, was approximately $6,739 and included 425,014 shares of the Company's common stock. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $5,035 which has been recorded as goodwill and is being amortized on a straight line basis over 15 years.

    In August, 1997, the Company acquired all of the outstanding common stock of
I. Zaitlin and Sons, Inc. ("Zaitlin"), a company engaged in the recycling business in Maine, and Data Destruction Services, Inc., a company engaged in the destruction of confidential records. The aggregate purchase including all direct costs was approximately $2,245 and included 200,000 shares of the Company's common stock. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $2,498 which has been recorded as goodwill and is being amortized on a straight line basis over 10 years. During 1998, the Company finalized its allocation of the purchase price which resulted in certain changes in estimated liabilities as of the acquisition date. Such adjustments resulted in an increase in goodwill of approximately $105 during 1998.

    In June, 1997, the Company acquired the entire general partnership interest in AARNE from the existing general partner. The aggregate cost of the acquisition was $560 which exceeded the carrying value of the minority interest by approximately $328 which was recorded as goodwill and is being amortized on a straight line basis over 15 years. Subsequent to the acquisition, the Company owns 100% of AARNE.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. ACQUISITIONS (CONTINUED)

1996 ACQUISITIONS

    On May 3, 1996, the Company purchased additional limited partnership interests in Maine Energy aggregating 23.77% from certain other existing limited partners. The aggregate cost of the acquisitions was approximately $485. Subsequent to this acquisition, the Company's ownership in Maine Energy aggregated 74.15%. Prior to September 16, 1994 (the date at which the Company acquired its initial limited partnership interests and became majority owner in Maine Energy), the Company accounted for its 10% ownership interest under the equity method. The difference between the Company's actual capital contributions and its ownership interest in the partnership's total contributed capital is being amortized over the term of the partnership's energy sales contract. This amount is included in goodwill.

    During the fourth quarter of 1996, the Company acquired all of the outstanding common stock of Timber Energy Investments, Inc. ("TEII"). TEII, through its subsidiaries, is engaged in the generation of electricity and the processing of wood and plastic materials. The purchase price, including all direct costs, was approximately $2,142. The cost of the acquisition exceeded the fair value of TEII's net assets by approximately $2,035 which has been recorded as goodwill and is being amortized on a straight line basis over 10 years. During 1997, the Company finalized its allocation of the purchase price which resulted in certain changes in the fair values assigned to property, equipment and leasehold improvements and the reduction of certain assumed liabilities. Such adjustments resulted in an increase of goodwill of approximately $229.

    On March 31, 1996, the Company acquired a 60% limited partnership interest in American Ash Recycling Co. of Tennessee, a limited partnership, ("AART"). AART is engaged in the processing of ash residue from a waste-to-energy facility located in Nashville, Tennessee. The purchase price for the limited partnership interest was $2,100. The cost of the acquisition exceeded the fair value of AART's net assets by approximately $800 which has been recorded as goodwill and is being amortized on a straight line basis over 10 years.

    On November 25, 1996, the Company acquired all of the outstanding common stock of Manner Resins, Inc. ("Manner") a company engaged in the purchase and sale of recyclable plastic materials. The purchase price was approximately $456 and was entirely financed through the issuance of 65,000 shares of the Company's common stock. The cost of the acquisition exceeded the fair value of Manner's net assets by approximately $421 which has been recorded as goodwill and is being amortized on a straight line basis over 5 years.

    The following unaudited pro forma summary presents selected operating data as if the significant 1998 and 1997 acquisitions described above had occurred as of January 1, 1997, and does not purport

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. ACQUISITIONS (CONTINUED)
to be indicative of the results that would have occurred had the transactions been completed as of those dates or of results which may occur in the future.

                                                                                               1998        1997
                                                                                            ----------  ----------
Net revenues..............................................................................  $  239,541  $  240,354
Income (loss) from continuing operations before extraordinary item........................        (686)      4,603
Net income (loss).........................................................................      (1,037)      4,603
Net income (loss) available for common shareholders.......................................      (2,170)      2,031
Net income (loss) per share-basic.........................................................       (0.18)       0.21
Net income (loss) per share-diluted.......................................................       (0.18)       0.21

7. DISPOSAL OF COMPUTER SERVICES SEGMENT

    During 1996, the Company disposed of its computer services segment which was comprised entirely of its wholly-owned subsidiary Convergent Solutions, Inc. ("CSI"). The sale was completed in two separate transactions. On July 26, 1996 certain assets and liabilities of CSI were sold to Ciber, Inc. for $5,000. Also, on July 29, 1996, all of the outstanding common stock of CSI was sold to certain members of its management for $5. In addition, the Company had notes receivable from the buyers aggregating $445 at December 31, 1996. The notes receivable were repaid during 1997. The results of operations of CSI for 1996 have been classified as discontinued operations in the accompanying financial statements. CSI's revenues for 1996 were $5,785.

8. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements consist of the following at:

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Land......................................................................................  $    3,018  $    2,171
Buildings and site improvements...........................................................      43,772      40,942
Machinery and equipment...................................................................     184,589     137,184
Automobiles and trucks....................................................................       3,694
Furniture and fixtures....................................................................       2,300       2,075
Leasehold improvements....................................................................       2,917         750
Construction-in-progress..................................................................       1,103
                                                                                            ----------  ----------
                                                                                               241,393     183,122
Less accumulated depreciation.............................................................     (27,724)    (18,369)
                                                                                            ----------  ----------
                                                                                            $  213,669  $  164,753
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Beginning October 1, 1996 Maine Energy revised the estimated average useful lives used to compute depreciation for substantially all of its plant and equipment. These revisions were made to more properly reflect the remaining useful lives of the assets. The change had the effect of increasing income before extraordinary item and net income by approximately $482 ($.08 per share, basic and $.07 diluted per share) for 1996.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. DEBT

    The Company's debt consists of the following:

                                                                                                       DECEMBER 31,
                                                                                                   ---------------------
                                                                                                      1998       1997
                                                                                                   ----------  ---------
(A)        Revolving credit agreement............................................................  $  138,628
(A)        Revolving and term loan payable.......................................................              $  12,411
(B)        Capital lease obligations.............................................................       5,466        357
(C)        Revolving credit facility.............................................................       4,000      4,000
(D)        Promissory note payable...............................................................       1,086
(E)        Bonds Payable.........................................................................         760
(F)        Secured term notes payable............................................................         555        692
(G)        Term loan payable.....................................................................         460        489
(H)        Secured note payable to bank..........................................................          50      1,555
(I)        Term note payable to bank.............................................................                    304
           Other.................................................................................                  1,210

           PERC Bonds Payable....................................................................      44,995     47,900
           Revenue Bonds Payable by TERI.........................................................      11,635     13,400
           Convertible Subordinated Notes........................................................       6,770
           Subordinated Notes Payable to Maine Energy Limited Partners...........................       4,293     11,949
                                                                                                   ----------  ---------
                                                                                                      218,698     94,267
           Less current portion..................................................................       9,775     19,794
                                                                                                   ----------  ---------
                                                                                                   $  208,923  $  74,473
                                                                                                   ----------  ---------
                                                                                                   ----------  ---------

------------------------


    (A) During July 1998, the Company entered into a Revolving Line of Credit Agreement with a bank (the "Credit Agreement") which provides for borrowings of up to $150,000. The Credit Agreement expires in April 2001. The Company may select interest rates on the outstanding borrowings based on the bank's prime rate or LIBOR rates. The interest rates range from the bank's prime rate to the bank's prime rate plus 0.75% or LIBOR rates plus 1.75% to LIBOR rates plus 2.50% depending on the attainment of certain financial covenants, as defined in the Credit Agreement. All borrowings under the Credit Agreement at December 31, 1998 were at LIBOR plus 2.50% (8.05% at December 31, 1998). The Credit Agreement also provides standby letters of credit which reduce the total borrowings available to the Company. At December 31, 1998, approximately $2,275 in standby letters of credit were outstanding and the Company had approximately $9,097 in available borrowings under the Credit Agreement. All borrowings under the Credit Agreement are secured by substantially all of the Company's assets which have not been pledged for other borrowings or certain standby letters of credit. Among other things, the Credit Agreement restricts the Company's ability to incur additional indebtedness and requires it to maintain certain financial ratios. At December 31, 1998, the Company was in default of a debt covenant and received a waiver from the bank for this default. Certain borrowings under this Credit Agreement were utilized to repay the revolving and term loan payable discussed below.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. DEBT (CONTINUED)
       On May 12, 1999, the Company executed an amendment to the Credit Agreement (the "Amended Agreement") modifying certain financial covenants and requiring bank approval for all acquisitions. The Amended Agreement requires that the Company and certain subsidiaries, as defined, maintain certain specified financial covenants, including, a minimum interest coverage ratio, a maximum funded debt to EBITDA ratio, a minimum fixed charge coverage ratio, and a maximum debt to capitalization ratio, each as defined in the Amended Agreement. The Company's ability to satisfy these covenants is dependent on its ability to substantially achieve its operating plan. As of June 30, 1999, the Company was in default of certain of these covenants and received a waiver from the bank for this default through January 1, 2000. The Company will continue to select interest rates on the outstanding borrowings based on the banks prime rate or LIBOR rates, however, the interest rates range from the bank's prime rate to the bank's prime rate plus 1.50% or LIBOR plus 1.88% to LIBOR plus 3.25% depending on the attainment of a financial covenant, as defined, in the Amended Agreement.

       During 1997, the Company had entered into an Amended and Restated Revolving and Term Loan and Security Agreement with the same bank which provided an $11,000 revolving credit facility and $7,500 term loan. At December 31, 1997, $5,000 and $7,411 were outstanding under the revolving credit facility and term loan, respectively. The revolving line of credit interest was at the bank's prime rate plus 0.75% (8.75% at December 31, 1997) payable monthly. The term loan bore interest at the bank's prime rate plus 1.25% (9.25% at December 31, 1997), and was due in monthly installments of $89 plus interest. These obligations were repaid in July 1998.

    (B) The Company leases certain machinery and equipment under capital leases expiring at various times through 2008. These capital lease obligations have a weighted average interest rate of 9.46% at December 31, 1998 and monthly principal and interest payments totaling $129. These obligations are secured by machinery and equipment with a net carrying value of $6,702 at December 31, 1998.

    (C) A subsidiary of the Company has a $8,000 revolving line of credit (including $1,000 available for letters of credit) with a bank (the "Revolving Credit Agreement") which expires in May 2000. Borrowings under the Revolving Credit Agreement are based on eligible collateral which includes specified percentages of certain cash, accounts receivable and inventory, as defined. Interest on borrowings is at LIBOR rate plus 2.25% (weighted average rate of 7.78% and 9.50% at December 31, 1998 and 1997, respectively). Among other things, the Revolving Credit Agreement restricts the subsidiary's ability to incur additional indebtedness and requires it to maintain certain financial ratios, as defined.

    (D) Promissory note payable to sellers in a business transaction with interest at 7% and principal due in February 2001.

    (E) A subsidiary of the Company financed the construction of a facility by issuing bonds with a maturity date of November 1, 1999. Interest is payable monthly at a variable rate, as defined in the bond agreement (3.2% at December 31, 1998). The bonds contain certain restrictive covenants for the subsidiary including maintenance of certain financial ratios and minimum net worth requirements. The bonds are secured by the facility and the related equipment with

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. DEBT (CONTINUED)
       an aggregate net carrying value of $2,138 at December 31, 1998. These bonds were paid in full subsequent to December 31, 1998.

    (F) The notes payable to various commercial lenders bear interest at rates between 7.90% and 12.5%, with a weighted average interest rate of 8.17% at December 31, 1998, with monthly payments of principal totaling $18. The notes mature at various dates through 2002. The notes are secured by equipment with an aggregate net carrying value of $2,201 at December 31, 1998.

    (G) A subsidiary has a term loan payable to a private lender. The principal payments are $7 per month plus interest at 12.5% through May 2007.

    (H) During 1997, a subsidiary of the Company entered into a working capital and term financing agreement (the "Financing Agreement") with a bank. The balance outstanding at December 31, 1998, is under a $500 working capital loan which carries interest at the bank's prime rate plus 0.75% (8.50% at December 31, 1998), is secured by substantially all of the assets of the subsidiary and expires in April 1999. At December 31, 1997 the Financing Agreement included a term loan with an outstanding principal balance of $780, with interest at the bank's prime rate plus 1.25% (9.75%) and was secured by equipment with a carrying value of approximately $1,300; a 5 year mortgage loan with an outstanding principal balance of $670, with interest at the bank's prime rate plus 1.25% (9.75%) and was secured by certain real estate with a carrying value of approximately $715; and $105 outstanding under the working capital loan. The term loan and mortgage loan were repaid in full during 1998.

    (I) On April 1, 1997, the Company and a bank entered into a Second Amended and Restated Term Note for $607. The bank agreed to forgive $150 of the outstanding balance under the previous Amended and Restated Term Note. This amount is included in other income in 1997. The Second Amended and Restated Term Note was due in monthly installments of $38 plus interest at the bank's prime rate (8.5% at December 31, 1997). The obligation was repaid in full during 1998.

PERC BONDS PAYABLE

    On June 26, 1998, the Finance Authority of Maine ("FAME") issued $44,995 par amount Finance Authority of Maine Electric Rate Stabilization Revenue Refunding Bonds, Series 1998 A and Series B (Penobscot Energy Recovery Company, LP) (the "1998 Bonds"). The proceeds of the 1998 Bonds were used to repay all of the outstanding balance due on PERC's existing Floating Rate Demand Resource Recovery Revenue Bonds (the "1986 Bonds"), which were called for redemption during July 1998. The redemption resulted in the recognition of an extraordinary loss of $351 (net of minority interest of $249 and tax of $267) which included the unamortized portion of the deferred financing costs associated with the original issuance. The 1998 Bonds are fixed rate bonds with yields ranging from 3.75% to 5.20% with a weighted-average yield of approximately 5.06%.

    The 1998 Bonds are subject to mandatory redemption in annual installments of varying amounts through July 1, 2018. Beginning July 1, 2008, the 1998 Bonds are subject to redemption at the option of PERC at a redemption price equal to 102%, through June 30, 2009, 101% for the period July 1, 2009 to June 30, 2010 and 100% thereafter of the principal amount outstanding plus accrued interest.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. DEBT (CONTINUED)
    In conjunction with the refinancing, PERC entered into a loan agreement with FAME, which contains various provisions including the maintenance of certain restricted funds and certain restrictive covenants relating to the 1998 Bonds. The covenants restrict PERC's ability to incur additional indebtedness and restrict the ability of the general partners to sell, assign or transfer their general partner interests. The bonds are collateralized by liens on substantially all of PERC's assets

    In connection with the refinancing, the Company issued a $3,000 limited guaranty of PERC's payment obligation under the Loan Agreement, in the favor of FAME and the 1998 Bond Trustee. In addition, BHE also issued a guaranty to FAME and the 1998 Bond Trustee in the amount equal to the annual payments for principal and interest on the 1998 Bonds. Demands on the above guaranties are to be on a pro-rata basis. If either party shall default under such demand, the other guarantor is liable for the entire demand, up to the limit on such guarantor's guaranty. In addition, the 1998 Bonds are insured by Financial Security Assurance, Inc.

    At December 31, 1997, two series of the 1986 Bonds totaling $47,900 were outstanding. The interest rates on the Revenue bonds were based on rates for certain tax-exempt obligation, as determined weekly by the remarketing agent for the bonds with a weighted-average interest rate of 4.32% at December 31, 1997.

TERI REVENUE BONDS PAYABLE

    During June 1997, TERI issued two series of 1997 Industrial Development Revenue Bonds: Series A in the amount of $13,400 and Series B in the amount of $308. The Series B bonds carried interest at 10% and were paid in full in December 1997. The Series A bonds bear interest at 7.0%. The Series A bonds have an annual sinking fund payment due each December, ($2,030 due December 1, 1999), with final payment of $4,620 due December 2002. The bond agreements require, among other things, maintenance of various insurance coverages and restrict the borrowers ability to incur additional indebtedness. The bonds are collateralized by liens on TERI's electric generating facility located in Telogia, Florida. The proceeds from these bonds were utilized to repay certain then outstanding indebtedness.

CONVERTIBLE SUBORDINATED NOTES

    During August 1998, the Company issued $21,099 of Convertible Subordinated Notes (the "Convertible Notes") in exchange for substantially all the outstanding shares of the Series B Preferred Stock. This exchange was made in accordance with the original terms of the Series B Preferred Stock. The Convertible Notes carry interest at 8.75% and are due in August 2004. In accordance with the terms of the Convertible Notes established concurrently with the issuance of the Series B Preferred Stock, the holders of Convertible Notes have the option to convert the principal amount of the Convertible Notes into shares of the Company's Common Stock at $11.75 per share. During November 1998, $14,329 of the then outstanding Convertible Notes were converted to common shares (see Note 11).

SUBORDINATED NOTES PAYABLE TO MAINE ENERGY LIMITED PARTNERS

    These notes, as amended, bear interest at 12%. Payments of principal and interest are made solely at the discretion of Maine Energy's general partner. However, all principal and interest must be repaid

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. DEBT (CONTINUED)
prior to any partner distributions. To the extent interest is not paid, accrued interest is capitalized. As a holder of a portion of the Subordinated Notes Payable, the Company is entitled to receive a proportionate share of such payments. At December 31, 1998 and 1997, Maine Energy had $12,880 and $14,307, respectively, outstanding under the notes of which the Company held $8,587 and $2,358, respectively.

    Excluding any amounts which may be paid on the subordinated notes payable to the Maine Energy Limited Partners, aggregate maturities as of December 31, 1998 of the Company's debt are as follows:

1999..............................................  $   9,775
2000..............................................      5,960
2001..............................................    143,731
2002..............................................      6,742
2003..............................................      2,065
Thereafter........................................     46,132

10. PREFERRED STOCK

SERIES A PREFERRED STOCK

    In June 1997 the Company sold 487,500 shares of Series A Preferred Stock (the "Original Series A Preferred") for gross proceeds of $3,900 and net proceeds of $3,798, and issued 243,750 common stock purchase warrants with an exercise price of $9.00 per share, subject to adjustment, (the "$9.00 Warrants") and 32,500 common stock purchase warrants with an exercise price of $10.00 per share, subject to adjustment (the "$10.00 Warrants"). Both the $9.00 Warrants and the $10.00 Warrants are exercisable at any time until June 4, 2003. The $9.00 Warrants and the $10.00 Warrants had an aggregate fair value of $524 at the date of issuance which has been accounted for as additional paid-in capital. During 1998, 234,500 of the $9.00 Warrants and 31,267 of the $10.00 Warrants were exercised. At December 31, 1998, 9,250 of the $9.00 Warrants and 1,233 of the $10.00 Warrants remained outstanding.

    In October 1997, 40,000 shares of the Original Series A Preferred were converted into 40,000 shares of common stock. In December 1997, the remaining outstanding shares of Original Series A Preferred were converted into newly issued Series C Preferred Stock. The Series C Preferred Stock was subsequently renamed Series A Preferred ("Series A Preferred"). During the first quarter of 1998, all of the remaining 447,500 shares of the Series A Preferred were converted into 447,500 shares of common stock.

    The Company accreted the carrying value of the Series A Preferred by $42 and $228 in 1998 and 1997, respectively, representing periodic accretion to the mandatory redemption value of $12.00 per share and $472 in 1997 which represents the difference between the initial allocated value of the Series A Preferred and the initial conversion rate.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

10. PREFERRED STOCK (CONTINUED)
SERIES B PREFERRED STOCK

    In August 1997, the Company sold 856,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred") for gross proceeds of $21,400 and net proceeds to the Company of $19,984. Dividends at an annual rate of 8.75% were cumulative and were payable quarterly.

    Except under certain circumstances, principally resulting from the non-payment of dividends or a change of control of the Company, as defined, the Series B Preferred were non-voting. The Series B Preferred placed certain restrictions on the Company's ability to issue securities in parity with, or senior to, the Series B Preferred. These restrictions principally involved the Company satisfying certain financial ratios, as defined.

    In June 1998, the Company exercised its option to exchange all of the outstanding shares of the Series B Preferred for the Company's Convertible Subordinated Notes due August 2004. During August 1998, 843,960 shares of Series B Preferred were exchanged for Convertible Subordinated Notes pursuant to their original terms at a conversion price of $25.00 per share totaling $21,099. The remaining 12,040 shares were converted at the holder's option into 25,531 shares of common stock at a conversion price of $11.75 per share and $1 in exchange for fractional shares.

11. STOCKHOLDERS' EQUITY

    In November 1998, $14,329 of the Convertible Subordinated Notes were exchanged for 1,219,489 shares of common stock at $11.75 per share. The conversion included a premium equal to 3.0% of the face value of the Subordinated Convertible Notes and nine months forward interest at 8.75%, paid to the Convertible Subordinated noteholders in the form of 63,910 shares of common stock valued at $21.44 per share. The premium, aggregating $1,370, was recorded as interest expense.

    During 1998, the Company issued warrants to purchase 40,000 shares of its common stock at prices ranging from $15.31 to $22.25 per share to certain members of the Board of Directors. These warrants expire ten years from the date of issue with 7,500 of the warrants exercisable immediately and the remaining warrants exercisable beginning one year from the date of issue. These warrants had an aggregate fair value of $205 at the date of issuance which was recorded as compensation expense during 1998. All such warrants remain outstanding at December 31, 1998.

    The Company issued warrants to purchase 130,000 shares of the Company's common stock at prices ranging from $19.75 to $21.88 per share in connection with certain business acquisitions during 1998. These warrants have a ten year life, and vest ratably over a 60-month period, beginning one month after the date of issue. All such warrants remain outstanding at December 31,1998.

    During 1997, the Company issued warrants to purchase 149,750 shares of its common stock at prices ranging from $5.71 to $10.00 as consideration for services rendered in connection with certain equity issuances. These warrants are exercisable at any time and expire at various dates ranging from April 30, 2001 to August 15, 2002. During 1998, warrants to purchase 30,592 shares of the Company's common stock were exercised and warrants to purchase 119,158 shares of the Company's common stock remain outstanding at December 31, 1998.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

11. STOCKHOLDERS' EQUITY (CONTINUED)
    In February 1997, the Company issued 10,500 shares of its common stock and warrants to purchase an additional 2,100 shares at a price of $8.10 in connection with the purchase of certain minority interests in a subsidiary. These warrants were exercised during 1998.

    In connection with certain debt obligations issued during 1996, the Company issued warrants to purchase 420,572 shares of common stock at $5.71 per share. The aggregate original issue discount representing the fair value of the warrants was $144. These warrants are exercisable at any time and expire at various dates from March 31, 2001 to June 30, 2001. During 1998 and 1997, warrants to purchase 39,900 and 259,015, respectively, shares of common stock were exercised and at December 31, 1998, warrants to purchase 121,657 shares remain outstanding.

    During 1996, the Company issued warrants to purchase 210,000 shares of its common stock at a price of $7.10 per share as consideration for consulting services. During 1998 and 1997, warrants to purchase 50,000 and 160,000 shares of common stock, respectively, were exercised.

    In September of 1996, the Company issued warrants to purchase 26,250 shares of common stock to an officer of the Company, at an exercise price of $8.08. These warrants vested 100% one year from the date of issue and have a 10-year life. All such warrants remain outstanding at December 31, 1998.

    In addition, warrants issued prior to 1996 to purchase 87,499 shares of common stock at $5.71 per share were exercised during 1998.

    As of December 31, 1998, the Company has reserved shares of common stock for issuance as follows:

                                                                                     NUMBER
                                                                                   OF SHARES
                                                                                   ----------
Conversion of Convertible Subordinated Notes Payable.............................     588,774
Exercise of common stock purchase warrants.......................................     482,473
Exercise of common stock options.................................................   2,177,068
Employee savings plan............................................................     191,668
                                                                                   ----------
                                                                                    3,439,983
                                                                                   ----------
                                                                                   ----------

    Certain of the Company's outstanding warrants contain provisions which allow for the conversion of such warrants into a lesser number of shares without the payment of cash into the Company (so-called "cashless exercise" provisions). Accordingly, there can be no assurance that, even if all such warrants are exercised, the Company will receive all the aggregate gross proceeds.

12. STOCK OPTION PLANS

    The Company has four stock option plans; the 1986 Stock Option Plan of KTI (the "1986 Plan"), the KTI 1994 Long-Term Incentive Award Plan and the DataFocus Long-Term Incentive Plan (collectively, the "1994 Incentive Plans") and the KTI Directors Stock Option Plan (the "Directors Plan"). All plans are administered by the Compensation Committee of the Board of Directors.

    The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations in accounting for its employee stock

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. STOCK OPTION PLANS (CONTINUED)
options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, ("SFAS No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Elements of the various plans include the following:

    THE 1986 PLAN. A maximum of 66,190 shares are subject to the 1986 Plan. Options were granted at prices not less than the fair market value at the date of grant. All options granted had 10 year terms and vested immediately. No new options can be granted under this plan.

    THE 1994 INCENTIVE PLANS. A maximum of 1,383,333 shares are subject to grant under the 1994 Incentive Plans. Options may be granted at prices not less than the fair market value at the date of grant. All grants prior to January 1, 1998 primarily vest at 20% per year beginning one year from the date of grant. Grants subsequent to January 1, 1998 vest ratably over a 60-month period beginning one month from the date of grant. Vested options may be exercised at any time until their expiration which may be up to ten years from the date of grant. Unvested options are forfeited upon termination of employment.

    THE DIRECTORS PLAN. A maximum of 200,000 shares are subject to the Directors Plan. Under the Directors Plan, non-employee Directors are automatically granted non-statutory options on August 1 of each year. The number of shares granted is equal to the lesser of (i) 7,500 shares or (ii) a number of shares having a maximum market value of $68. Options granted may not be exercised within one year of grant and have 10 year terms.

    In addition to the Plans described above, the Company's Board of Directors from time to time has granted key employees non-plan options. During 1998 and 1997, the Board of Directors made non-plan option grants. These non-plan options have a ten-year term, and were granted at the then current fair market value. The 1997 grants vested on the date of grant. The 1998 grants had vesting schedules ranging from immediate vesting to ratably over a 60-month period beginning one month from the date of grant.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. STOCK OPTION PLANS (CONTINUED)

    Option activities under the plans and for the non-plan options are detailed in the following table:

                                                                                                   WEIGHTED
                                                            1994                                    AVERAGE
                                                          INCENTIVE     DIRECTOR                   EXERCISE
                                             1986 PLAN      PLANS         PLAN       NON-PLAN   PRICE PER SHARE
                                             ----------  -----------  ------------  ----------  ---------------
Outstanding at January 1, 1996.............      15,263      542,566       16,800       52,500     $    6.28
  Granted..................................                  225,475       31,500                       7.23
  Exercised................................                  (55,346)                                   5.38
  Forfeited................................                 (238,355)                                   6.15
                                             ----------  -----------  ------------  ----------        ------
Outstanding at January 1, 1997.............      15,263      474,340       48,300       52,500          6.82
  Granted..................................                  169,500       37,500      175,000         10.03
  Exercised................................                  (85,353)                                   5.89
  Forfeited................................                  (46,356)                                   7.75
                                             ----------  -----------  ------------  ----------        ------
Outstanding at January 1, 1998.............      15,263      512,131       85,800      227,500          8.33
  Granted..................................                  884,250       30,000      495,000         16.86
  Exercised................................     (15,263)     (80,720)     (21,324)    (118,375)         8.00
  Forfeited................................                 (129,815)                 (149,000)        15.54
                                             ----------  -----------  ------------  ----------        ------
Outstanding at December 31, 1998...........                1,185,846       94,476      455,125     $   14.11
                                             ----------  -----------  ------------  ----------        ------
                                             ----------  -----------  ------------  ----------        ------
Exercisable at December 31, 1998...........                  254,383       64,476      218,636     $   12.11
                                             ----------  -----------  ------------  ----------        ------
                                             ----------  -----------  ------------  ----------        ------

    The weighted-average fair value of options granted was $8.60, $4.95 and $5.12 for 1998, 1997 and 1996, respectively.

    At December 31, 1998, for each of the following classes of options as determined by range of exercise price, information regarding weighted-average exercise prices and weighted-average remaining contractual lives of each class is as follows:

                                                                                                       WEIGHTED-
                                                  WEIGHTED-                                             AVERAGE
                                                   AVERAGE        WEIGHTED-AVERAGE                  EXERCISE PRICE
                                               EXERCISE PRICE         REMAINING         NUMBER OF         OF
                                   NUMBER OF         OF          CONTRACTUAL LIFE OF     OPTIONS        OPTIONS
                                    OPTIONS      OUTSTANDING     OUTSTANDING OPTIONS    CURRENTLY      CURRENTLY
          OPTION CLASS            OUTSTANDING      OPTIONS             (YEARS)         EXERCISABLE    EXERCISABLE
--------------------------------  -----------  ---------------  ---------------------  -----------  ---------------
Price of $4.70 to $7.05.........     207,094      $    6.51                6.70           111,121      $    6.39
Price of $7.051 to $9.40........     319,400      $    8.64                8.00           157,524      $    8.63
Price of $9.401 to $11.75.......      21,620      $   10.18                8.50             8,737      $   10.18
Price of $14.01 to $18.80.......     934,833      $   16.09                9.10           243,955      $   16.52
Price of $18.801 to $23.50......     252,500      $   20.27                9.60            16,158      $   19.76
                                  -----------                                          -----------
Total...........................   1,735,447      $   14.11                8.70           537,495      $   12.11

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for 1998, 1997 and 1996, respectively: weighted average risk-free interest rates of 5.5%, 5.9% and 6.5%; no dividends;

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. STOCK OPTION PLANS (CONTINUED)
volatility factors of the expected market price of the Company's common stock of
 .517, .494 and .642; and weighted- average expected life of 5 years, 5 years and 8 years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options granted subsequent to 1994 is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                        1998       1997       1996
                                                                                      ---------  ---------  ---------
Pro forma net income (loss) available for common shareholders.......................  $    (602) $   7,973  $  (1,803)
Pro forma basic earnings (loss) per share...........................................  $   (0.06) $    1.08  $   (0.30)
Pro forma diluted earnings (loss) per share.........................................  $   (0.06) $    0.99  $   (0.30)

    The pro forma disclosures presented above reflect compensation expense only for options granted subsequent to 1994. These amounts may not necessarily be indicative of the pro forma effect of SFAS No. 123 for future periods in which options may be granted.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

13. EARNINGS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                                                            1998           1997          1996
                                                                        -------------  ------------  ------------
NUMERATOR:
  Income from continuing operations...................................  $       3,050  $     10,173  $      1,523
  Preferred stock dividends...........................................         (1,091)         (708)
  Accretion of preferred stock........................................            (42)         (700)
                                                                        -------------  ------------  ------------
  Numerator for basic earnings per share-income from continuing
    operations available to common stockholders.......................          1,917         8,765         1,523
  Effective of dilutive securities:
    Convertible subordinated notes payable (1)........................                          345
                                                                        -------------  ------------  ------------
  Numerator for diluted earnings per share-income from continuing operations available to common stockholders after assumed
    conversions.......................................................  $       1,917  $      9,110  $      1,523
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
DENOMINATOR:
  Denominator for basic earnings per share-weighted average shares....     10,548,570     7,403,681     6,090,956
  Effect of dilutive securities:
    Employee stock options............................................        517,426       203,883        55,043
    Warrants..........................................................        332,155       342,382       109,089
  Convertible subordinated notes payable (1)..........................                      476,244
                                                                        -------------  ------------  ------------
  Dilutive potential common shares....................................        849,581     1,022,509       164,132
                                                                        -------------  ------------  ------------
  Denominator for diluted earnings per share-adjusted weighted-average
    shares and assumed conversions....................................     11,398,151     8,426,190     6,255,088
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Income from continuing operations per share-Basic.....................  $        0.18  $       1.18  $       0.25
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Income from continuing operations per share-Diluted...................  $        0.17  $       1.08  $       0.24
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

------------------------

(1) Preferred shares outstanding during 1998 and the convertible subordinated notes payable in 1998 and 1996 are anti-dilutive and the preferred shares were anti-dilutive in 1997.

    For additional disclosures regarding dilutive securities see Notes 9 through 12.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. INCOME TAXES

    At December 31, 1998 the Company has net operating loss carryforwards of approximately $52,500 for income tax purposes that expire in years 2002 through 2018 and general business credit carryforwards of approximately $530 which expire in years 1999 through 2006. All of these carryforwards are subject to limitation as described below. In addition, the Company has $906 of minimum tax credit carryovers available that are not subject to limitation.

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                       DECEMBER 31,
                                                            ----------------------------------
                                                              1998         1997        1996
                                                            ---------  ------------  ---------
Deferred tax assets
Current:
Alternative minimum tax credit carryforwards..............  $     906   $      815
General business credit carryforwards.....................        204
Net operating loss carryforwards..........................      2,191        1,930
Reserve on notes and accounts receivable..................        525           65   $      37
State taxes, net..........................................          7           14          14
Other liabilities.........................................        999           22          47
                                                            ---------  ------------  ---------
  Total current deferred tax assets.......................      4,832        2,846          98
Valuation allowance for current deferred tax assets.......                     (95)        (98)
                                                            ---------  ------------  ---------
Net current deferred tax assets...........................      4,832        2,751
                                                            ---------  ------------  ---------
Non-current:
Deferred revenues.........................................     20,510       17,074      18,887
Basis difference in partnership interest..................     14,127       14,555         118
State taxes, net..........................................      2,182        2,507       3,294
General business credit carryforwards.....................        326          530         530
Alternative minimum tax credit carryforwards..............                                 687
Deferred development fees.................................        104          110         117
Net operating loss carryforwards..........................     16,194       13,098      16,655
                                                            ---------  ------------  ---------
  Total non-current deferred tax assets...................     53,443       47,874      40,288
Valuation allowance for non-current deferred tax assets...    (12,708)     (15,645)    (23,467)
                                                            ---------  ------------  ---------
Net non-current deferred tax assets.......................     40,735       32,229      16,821
Non-current deferred tax liabilities:
Goodwill amortization on asset purchases..................       (107)
Deferred development expenses.............................        (61)
Depreciation..............................................    (39,160)     (32,229)    (16,821)
                                                            ---------  ------------  ---------
Net non-current deferred taxes............................  $   1,407   $            $
                                                            ---------  ------------  ---------
                                                            ---------  ------------  ---------

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. INCOME TAXES (CONTINUED)
    Significant components of the provision (benefit) for income taxes on continuing operations before extraordinary item are as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1998       1997       1996
                                                                ---------  ---------  ---------
Current:
  Federal.....................................................  $     746  $      65
  State.......................................................        144        100
                                                                ---------  ---------  ---------
Total current.................................................        890        165
Deferred:
  Federal.....................................................       (882)     3,095  $  (3,602)
  State.......................................................          1        362        (44)
  Valuation allowance.........................................     (3,032)    (6,208)     3,646
                                                                ---------  ---------  ---------
Total deferred................................................     (3,913)    (2,751)
                                                                ---------  ---------  ---------
                                                                $  (3,023) $  (2,586) $
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The components of the provision (benefit) from deferred income taxes on continuing operations before extraordinary item for 1998, 1997, and 1996 are as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1998       1997        1996
                                                               ---------  ---------  ----------
Deferred revenues............................................  $  (3,436) $   1,813  $  (18,887)
Net operating loss carryforwards.............................      1,648      1,627        (635)
General business and minimum tax credit carryforwards........        (91)      (128)        320
Basis difference in partnership interests....................      1,103        388      17,875
State taxes, net.............................................        635        510      (1,401)
Deferred development fees....................................         (2)         7           3
Goodwill amortization on asset acquisitions..................        107
Depreciation.................................................       (636)      (757)     (1,110)
Change in reserve on receivables.............................       (368)       (28)         13
Accrued and other expenses...................................        159         25         176
Change in valuation allowance................................     (3,032)    (6,208)      3,646
                                                               ---------  ---------  ----------
Provision (benefit) for deferred income taxes................  $  (3,913) $  (2,751) $
                                                               ---------  ---------  ----------
                                                               ---------  ---------  ----------

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. INCOME TAXES (CONTINUED)
    The reconciliation of income tax computed at the federal statutory tax rates to benefit for income taxes on continuing operations before extraordinary item is:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1998       1997       1996
                                                                ---------  ---------  ---------
Tax at US statutory rates.....................................  $       9  $   2,655  $    (254)
State income taxes, net of federal tax benefit................        145        455        (44)
Amortization of goodwill......................................        812        250         42
Change in valuation allowance.................................     (3,032)    (6,208)     3,646
Other.........................................................       (957)       262     (3,390)
                                                                ---------  ---------  ---------
                                                                $  (3,023) $  (2,586) $
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The Tax Reform Act of 1986 enacted a complex set of rules limiting the potential utilization of net operating loss and tax credit carryforwards in periods following a corporate "ownership change". In general, for federal income tax purposes, an ownership change is deemed to occur if the percentage of stock of a loss corporation owned (actually, constructively and, in some cases, deemed) by one or more "5% shareholders" has increased by more than 50 percentage points over the lowest percentage of such stock owned during a three-year testing period. During 1994, such a change in ownership occurred. As a result of the change, the Company's ability to utilize certain of its net operating loss carryforwards and general business credits will be limited to approximately $1,200 of taxable income, or approximately $375 of equivalent credit per year. This limitation may be increased if the Company recognizes a gain on the disposition of an asset which had a fair market value greater than its tax basis on the date of the ownership change.

    The Company recorded net operating loss carryforwards of $25,580, $12,525 and $525 related to the acquisition of TEII, FCR and Total Waste Management, Inc., respectively, which are also subject to a corporate "ownership change". As a result of the change, the Company's ability to utilize the net operating loss carryforwards are limited to approximately $989, $3,219 and $71 per year, respectively.

15. COMMITMENTS

    The Company has entered into various facility and equipment operating leases. The facility lease agreements generally require the Company to pay certain expenses including maintenance costs and a percentage of real estate taxes. The leases expire at various times ranging through 2007. Rental expense for all operating leases including facilities, amounted to approximately $3,747, $1,192 and $145 for the years ended December 31, 1998, 1997 and 1996, respectively. Included in the Company's operating leases are leases of certain administrative offices from companies whose principals include certain officers and shareholders of the Company. Rent expense under these leases was $708, $96 and $110 for the years ended December 31, 1998, 1997 and 1996, respectively. In addition, the Company leases certain other office and operating facilities from individuals who are shareholders and employees. As of

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

15. COMMITMENTS (CONTINUED)
December 31, 1998, future minimum rental commitments on non-cancelable operating leases, are as follows:

                                                                    THIRD-PARTY  RELATED-PARTY
                                                                      LEASES        LEASES
                                                                    -----------  -------------
1999..............................................................   $   3,920     $     815
2000..............................................................       3,252           815
2001..............................................................       2,685           785
2002..............................................................       2,127           675
2003..............................................................       1,565           480
Thereafter........................................................       3,826         1,280

    The Company has entered into employment agreements with certain of its key employees which provide for fixed compensation and bonuses based on operating results, as defined. These agreements generally continue until terminated by the employee or the Company and, under certain circumstances, provide for salary continuation for a specified period. At December 31, 1998 the Company's maximum aggregate liability under the agreements if all the employees were terminated by the Company is $13,129.

    In connection with their operations, Maine Energy, TERI and PERC have entered into certain contractual agreements with respect to the supply and acceptance of municipal solid waste and the sale of electric power.

    In 2007, certain of Maine Energy's municipal customers have the right to obtain a 20% interest in Maine Energy's cash flows, as defined in certain agreements, to be applied against the municipalities' future waste disposal costs.

    FCR Plastics, Inc. ("Plastics"), a subsidiary of FCR, has committed to fund a maximum of $700 towards the construction of certain machinery and equipment on behalf of a customer. The equipment will be located within Plastics facility and the customer will repay the total cost of the equipment up to Plastics maximum contribution of $700. Repayment of the notes will commence as soon as installation of the equipment is complete.

    On December 31, the Company acquired a 35% interest in the Oakhurst Company, Inc. ("Oakhurst") for approximately $900. Oakhurst is a public holding company which owns two businesses which are distributors in the automotive aftermarket. As part of this transaction, the Company assigned its interest in a joint venture with Grace Brothers, Ltd. and SC Fundamental Investments L.P., the majority bond holders of the Ford Heights, Illinois Waste Tire to Energy Project, to own and operate this facility. Due to amendments to the Illinois Retail Rate Act, which repealed certain incentives to the facility, it was closed during startup testing and the owner sought protection under federal bankruptcy laws. On December 28, the bankruptcy court in Delaware approved the amended Plan of Reorganization which provided for the Company and the bondholders each to own 50% of the reorganized entity which was renamed New Heights Recovery & Power, LLC ("New Heights"). The bondholders converted $80.0 million in bonds and other claims into equity and KTI committed to investing up to $17.0 million in equity for working capital, retrofitting and upgrading of the facility. This commitment to New Heights was transferred to Oakhurst and the Company has agreed to provide financing to Oakhurst. During 1998, the Company advanced $1,500 to Oakhurst. This amount is included in notes receivable-officers/shareholders and affiliates at December 31, 1998.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

15. COMMITMENTS (CONTINUED)

    During 1997, FCR acquired a company whereby the former shareholder of the Company may receive up to $2,000 of additional consideration. The amount of the additional consideration will be based on the earnings of the Company for the 12 months ended April 30, 1998 and 1999, as defined in the purchase agreement. Any additional consideration will be recorded as an addition to goodwill. Of the potential additional consideration $924 was advanced at closing and is recorded as a note receivable from the former shareholder. Upon reaching the earnings targets discussed above, this amount will be reclassified to goodwill.

16. EMPLOYEE BENEFIT PLAN

    The Company has established defined contribution employee savings and investment retirement plans under Section 401(k) of the Internal Revenue Code which cover substantially all employees after satisfying certain eligibility requirements. The Company contributes on behalf of each participating employee an amount as defined in the plans. The Company's contribution was approximately $596, $290 and $164 for the years ended December 31, 1998, 1997 and 1996, respectively. Included in the 1998, 1997 and 1996 Company contributions were 4,215, 4,117 and 4,322 shares, respectively, of the Company's common stock. The 4,322 shares contributed for 1996 were purchased by the Company from third parties. The aggregate fair value of the stock was $41, $35 and $32, respectively.

17. RELATED PARTY TRANSACTIONS

    The Company receives an annual management fee (adjusted annually for changes in the Consumer Price Index) as co-general partner of PERC. During the year ended December 31, 1996, the Company earned management fees of approximately $418. All such amounts are eliminated in consolidation in 1998 and 1997.

    During 1998, the Company advanced $1,500 to New Heights with an interest rate at 14%. The advance is due in 2001 and is recorded as a note receivable-affiliate at December 31, 1998.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The carrying amount and estimated fair values of financial instruments at December 31, 1998 and 1997 are summarized as follows:

    The following methods and assumptions were used to estimate the fair value of financial instruments:

    CASH, RESTRICTED CASH AND ACCOUNTS RECEIVABLE--the carrying amounts reported in the balance sheet for cash, cash equivalents, restricted funds including debt securities, and accounts receivable approximate their fair value.

    NOTES AND OTHER RECEIVABLES--the fair value is estimated using discounted cash flow analyses, using appropriate interest rates.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

18. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    RESOURCE RECOVERY REVENUE BONDS PAYABLE--the fair value of bonds payable is estimated using discounted cash flow analyses, using appropriate interest rates.

    OTHER DEBT--the fair value is estimated based on discounting the estimated future cash flows using the Company's incremental borrowing rate for similar debt instruments.

                                                    DECEMBER 31, 1998       DECEMBER 31, 1997
                                                  ----------------------  ----------------------
                                                  CARRYING    ESTIMATED   CARRYING    ESTIMATED
                                                   AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                  ---------  -----------  ---------  -----------
ASSETS
Cash and cash equivalents.......................  $   9,426   $   9,426   $  11,181   $  11,181
Restricted cash.................................     23,438      23,438      19,630      19,630
Accounts receivable, net........................     29,272      29,272      22,126      22,126
Notes receivable, officers/shareholders
  and affiliates................................      3,392       3,642         110          90
Other receivables...............................      7,183       6,785         732         618
Stock purchase warrant included in
  other assets..................................      3,814       6,459
LIABILITIES
Resources Recovery
  Revenue Bonds Payable.........................     56,630      56,630      61,300      61,300
Other debt......................................    162,068     162,484      32,967      27,625

19. SEGMENT REPORTING

    Information as to the operations of the Company in different business segments is set forth below based on the nature of the services and products offered. The Company evaluates performance and allocates resources based on profit or loss from operations before interest and income taxes. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies. Intersegment sales are accounted for at fair value as if the sales were to third parties.

    During 1998, the Company operated in the business units as indicated below.

                                                           COMMERCIAL   FINISHED   RESIDENTIAL
                                          WASTE-TO-ENERGY   RECYCLING   PRODUCTS    RECYCLING
                                          ---------------  -----------  ---------  -----------
Revenues
  Unaffiliated customers................     $  76,680      $  68,139   $  22,346   $  11,782
  Intersegment revenues.................           273          5,307         427         770
Segment Profit (Loss)...................        17,606           (412)        826       1,349
Depreciation and Amortization...........         8,628          2,303       1,095       1,082
Identifiable Assets.....................       231,767         56,557      54,850      65,662
Capital Expenditures....................         4,812          1,904       1,786          42

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SEGMENT REPORTING (CONTINUED)

    During 1997, the Company operated in the business units indicated below.

                                                                        COMMERCIAL    FINISHED
                                                       WASTE-TO-ENERGY   RECYCLING    PRODUCTS
                                                       ---------------  -----------  -----------
Revenues
  Unaffiliated customers.............................     $  74,232      $  17,694    $   6,523
  Intersegment revenues..............................         2,766          1,342          636
Segment Profit.......................................        19,837            490          129
Depreciation and Amortization........................         8,782            340           90
Identifiable Assets..................................       207,866         36,791        1,575
Capital Expenditures.................................         4,496            198           63

    During 1996, the Company only operated in the waste-to-energy business unit.

    This segment reporting detailed above reconciles to consolidated revenues and income from continuing operations before provision (benefit) for income taxes and extraordinary item as follows:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1998       1997
                                                                         ----------  ---------
REVENUES
Total unaffiliated customers revenue for reportable segments...........  $  178,947  $  98,449
Holding companies revenues.............................................          60        138
Intersegment revenues for reportable segments..........................       6,777      4,744
Elimination of intersegment revenues...................................      (6,777)    (4,744)
                                                                         ----------  ---------
Total consolidated revenues............................................  $  179,007  $  98,587
                                                                         ----------  ---------
PROFIT AND LOSS
Total segment profit...................................................  $   19,369  $  20,456
Holding companies segment loss.........................................      (4,973)      (929)
                                                                         ----------  ---------
Total segment profit...................................................      14,396     19,527
                                                                         ----------  ---------
  Unallocated amounts:
  Interest expense, net................................................      10,667      5,086
  Other income.........................................................                   (390)
  Minority interest....................................................       3,702      2,522
  Pre-acquisition earnings.............................................                  4,722
                                                                         ----------  ---------
  Income from continuing operations before benefit for income taxes and
    extraordinary item.................................................  $       27  $   7,587
                                                                         ----------  ---------
                                                                         ----------  ---------

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SEGMENT REPORTING (CONTINUED)

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
ASSETS
Total identifiable assets for reportable segments.....................  $  408,836  $  246,232
Holding companies assets..............................................      27,649       6,255
                                                                        ----------  ----------
Total consolidated assets.............................................  $  436,485  $  252,487
                                                                        ----------  ----------
                                                                        ----------  ----------

20. CONTINGENCIES

    The Company is a defendant in a consolidated purported class action, which alleges violations of certain sections of the federal securities laws. The Company believes the allegations are without merit and intends to defend the litigation vigorously.

    Two lawsuits have been filed against a subsidiary of the Company and certain of its officers, alleging fraud and tortious interference. The actions are based on two contracts between the plaintiff and the subsidiary, which contracts require all disputes to be resolved by arbitration. Arbitration proceedings have commenced. The Company believes it has meritorious defenses to the allegations.

    The former majority shareholder of a company acquired by a subsidiary of the Company instigated arbitration proceedings against the Company and two of its subsidiaries, alleging the subsidiaries acted to frustrate the "earn-out" provisions of the acquisition agreement and thereby precluding him from receiving, or alternatively, reducing the sum to which he was entitled to receive. He also alleges his employment agreement was wrongfully terminated. The claim for arbitration alleges direct charges in excess of $5,000 and requests punitive damages, treble damages and attorneys fees. The Company and its subsidiaries have responded to the demand, denying liability and filed a counterclaim for $1,000 for misrepresentations. The Company believes it has meritorious defenses to the claims.

    The Company is involved in certain litigation arising from the normal course of its business. In the opinion of management, the outcome of these matters individually and in the aggregate will not have a material effect on the Company's financial position, cash flows or results of operations.

21. SUBSEQUENT EVENTS

    On September 23, 1999, the Company entered into an amended Agreement and Plan of Merger (the "Merger Agreement") with Casella Waste Systems, Inc., ("Casella") a publicly-owned company engaged in the waste services industry. This Merger Agreement was an amendment to the original agreement dated January 12, 1999. The merger will be completed through the exchange of all of shares of the Company's common stock for shares of Casella's Class A common stock based on an exchange ratio specified in the Merger Agreement. In addition, all of the Company's outstanding and unexercised stock options and stock purchase warrants will be converted into similar rights to acquire Casella's Class A common stock under the same terms and conditions and the same exchange ratio. Subsequent to the completion of the merger the current Casella stockholders will own a majority of the combined company. Under the terms of the Merger Agreement, Casella is required to file a registration statement with the Securities and Exchange Commission to register the shares of its Class A common stock to be issued in the Merger. The merger is subject to, among other things, approval of the

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

21. SUBSEQUENT EVENTS (CONTINUED)


Company's and Casella's stockholders. No assurances can be given that the remaining conditions of the Merger will be satisfied and that the merger will be consummated. In connection with the merger, Casella has agreed to reimburse the Company for its investment banking fees and other merger related costs and as of December 31, 1998 approximately $1,160 of such costs have been deferred.


    During January 1999, the Company completed the acquisition of AFA Group, Inc. and subsidiaries, an integrated wood waste processing and hauling business. The purchase price was approximately $9.0 million.

    During March 1999, the Company signed a definitive agreement to acquire a company which operates a material recovery facility. The acquisition is expected to close on June 30, 1999 upon the resolution of a contingency, as outlined in the purchase agreement. The purchase price is expected to be approximately $5,600 of which $250 was paid at the signing of the definitive agreement.

                                   KTI, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

22. QUARTERLY DATA (UNAUDITED)

                                                                                          1998
                                                                      --------------------------------------------
                                                                        FIRST      SECOND      THIRD      FOURTH
                                                                      ---------  ----------  ---------  ----------
Revenues............................................................  $  37,876  $   34,790  $  44,987  $   61,354
Gross Profit........................................................      7,163       1,810      9,056       4,314
Income (loss) from continuing operations before
  extraordinary item................................................      2,038      (1,008)     4,804      (2,784)
Net income (loss)...................................................  $   2,038  $   (1,503) $   4,804  $   (2,640)
Earnings per share:
Basic:
Income (loss) from continuing operations before
  extraordinary item................................................  $    0.17  $    (0.16) $    0.44       (0.21)
Net income (loss)...................................................  $    0.17  $    (0.21) $    0.44  $    (0.20)
Diluted:
Income (loss) from continuing operations before
  extraordinary item................................................  $    0.16  $    (0.16) $    0.36  $    (0.21)
Net income (loss)...................................................  $    0.16  $    (0.21) $    0.36  $    (0.20)

                                                                                           1997
                                                                        ------------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                        ---------  ---------  ---------  ---------
Revenues..............................................................  $  19,313  $  20,137  $  28,020  $  31,117
Gross Profit..........................................................      5,461      4,817      7,411      5,034
  Income from continuing operations before
    extraordinary item................................................      1,879        386      3,131      4,777
  Net income..........................................................  $   1,879  $     386  $   3,131  $   4,777
Earnings per share:
Basic:
  Income from continuing operations before
    extraordinary item................................................  $    0.27  $   (0.02) $    0.39  $    0.46
  Net income..........................................................  $    0.27  $   (0.02) $    0.39  $    0.46
Diluted:
  Income from continuing operations before
    extraordinary item................................................  $    0.25  $   (0.02) $    0.34  $    0.40
  Net income..........................................................  $    0.25  $   (0.02) $    0.34  $    0.40

         (b) PRO FORMA FINANCIAL INFORMATION:


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial statements give effect to the merger under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the results of operations or financial position of Casella would actually have been if the merger had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Casella for any future period or as of any date. Additionally, no pro forma adjustments have been made to reflect potential effects of (a) the efficiencies that may be obtained by combining the operations of Casella and KTI or (b) the costs of restructuring, integrating or consolidating the operations of Casella and KTI, except as disclosed in Note 4(g). Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the fair value of net tangible assets acquired has preliminarily been allocated to goodwill, and is being amortized over an estimated blended life of 30 years. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments.

    Casella's and KTI's fiscal years end on different dates. Accordingly, to combine Casella's and KTI's financial information:


    - The unaudited pro forma combined condensed balance sheet information as of October 31, 1999 was prepared by combining the balance sheet at October 31, 1999 for Casella, with certain adjustments, with the balance sheet at September 30, 1999 for KTI, giving effect to the merger as though it had been completed on October 31, 1999; and

    - The unaudited pro forma combined condensed statements of operations for the six months ended October 31, 1999 was prepared by combining Casella's statement of operations for the six months ended October 31, 1999, with certain adjustments, with KTI's statement of operations for the six months ended September 30, 1999, giving effect to the merger as if it had occurred on May 1, 1998.

    - The unaudited pro forma combined condensed statement of operations for the year ended April 30, 1999 was prepared by combining Casella's statements of operations for the year ended April 30, 1999, with certain adjustments, with KTI's statements of operations for the twelve months ended March 31, 1999, as adjusted for an acquisition and the sale of substantially all assets of a business, giving effect to the merger as if it had occurred on May 1, 1998.


    The unaudited pro forma financial information should be read in conjunction with the respective audited historical financial statements, the unaudited interim financial statements and the notes thereto of Casella and KTI which we included in this proxy statement/prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 OCTOBER 31, 1999
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                      CASELLA               KTI              PRO FORMA       PRO FORMA
                                                 OCTOBER 31, 1999    SEPTEMBER 30, 1999     ADJUSTMENTS      BALANCES
                                                 ----------------    ------------------     -----------      ---------
Cash and cash equivalents........................    $  4,833            $  9,711           $      --        $ 14,544
Restricted funds.................................         897              19,813                  --          20,710
Accounts receivable and other....................      31,849              39,939                  --          71,788
Other current assets.............................       4,477              20,828                  --          25,305
                                                     --------            --------           ---------        --------
Total current assets.............................      42,056              90,291                  --         132,347
Property, plant, and equipment, net..............     155,787             210,300                  --         366,087
Intangible assets, net...........................     113,971             125,731            (125,731)(4)     231,301
                                                                                              117,330 (4)
Other assets.....................................      13,557              30,432              (6,700)(3)      16,911
                                                                                                 (959)(4)
                                                                                              (19,419)(4)
                                                     --------            --------           ---------        --------
                                                      127,528             156,163             (35,479)        248,212
                                                     --------            --------           ---------        --------
Total assets.....................................    $325,371            $456,754           $ (35,479)       $746,646
                                                     ========            ========           =========        ========

Current maturities of long-term obligations......    $  3,007            $159,716            (150,000)(4)    $ 12,723
Accounts payable.................................      17,874              23,003              18,300 (3)      59,177
Other current liabilities........................      12,536              15,993               4,500 (4)      33,029
                                                     --------            --------           ---------        --------
Total current liabilities........................      33,417             198,712            (127,200)        104,929
Long-term obligations, less current maturities...     117,795              70,824             150,000 (4)     338,619
Minority interest................................          --              15,354                  --          15,354
Deferred revenue.................................          --              68,083             (68,083)(4)          --
Other long term liabilities......................      17,594               1,728                  --          19,322
                                                     --------            --------           ---------        --------
                                                      135,389             155,989              81,917         373,295
Stockholders' equity:
Casella Class A common stock:
    Authorized--100,000,000 shares, $.01 par
      value
    Issued and Outstanding--15,055,775 shares
    historical and 22,207,932 shares pro forma            151                  --                  72             223
KTI common stock
    Authorized--40,000,000 shares, no par value
      (stated value $.01 per share)
    Issued and Outstanding--14,023,838 shares
    historical and 0 shares pro forma                      --                 140                (140)             --
Casella Class B common stock.....................
    Authorized--1,000,000 shares, $.01 par value
    10 votes per share. Issued and Outstanding--
      988,200 shares historical and pro forma....          10                  --                  --              10
Additional paid-in capital.......................     155,404             127,874             (16,089)        267,189
Accumulated deficit..............................       1,000             (25,961)             25,961           1,000
                                                     --------            --------           ---------        --------
    Total stockholders' equity                        156,565             102,053               9,804         268,422
                                                     --------            --------           ---------        --------
Total liabilities and stockholders' equity.......    $325,371            $456,754           $ (35,479)       $746,646
                                                     ========            ========           =========        ========

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED OCTOBER 31, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                    KTI
                                                               CASELLA            ADJUSTED
                                                             HISTORICAL          HISTORICAL            PRO FORMA        PRO FORMA
                                                          OCTOBER 31, 1999   SEPTEMBER 30, 1999       ADJUSTMENTS        BALANCES
                                                          ----------------   ------------------       -----------       ----------
Revenues...............................................       $111,156          $ 132,603              $(3,374)(2)       $236,393
                                                                                                        (3,992)(5)

Cost of operations.....................................         62,036            101,890               (3,374)(2)        160,552
General and administrative.............................         15,162             13,871                   --             29,033
Merger-related costs...................................          1,490                 --                   --              1,490
Restructuring charge...................................             --              3,551                   --              3,551
Depreciation and amortization..........................         15,667             11,062                 (140)(4)         26,589
Loss on impairment of long-lived assets................             --              3,000                   --              3,000
                                                               -------           --------              -------           --------
                                                                94,355            133,374               (3,514)           224,215
                                                               -------           --------              -------           --------
Operating income (loss)................................         16,801               (771)              (3,852)            12,178
Gain/(loss) on sale of business........................             --                367                   --                367
Equity loss in subsidiary                                           --               (383)                  --               (383)
Other expense, net.....................................         (2,709)            (9,228)                  --            (11,937)
                                                               -------           --------              -------           --------
Income (loss) before minority interest and provision
  (benefit) for income taxes...........................         14,092            (10,015)              (3,852)               225
Minority interest......................................             --              1,189                 (664)               525
                                                               -------           --------              -------           --------
Income (loss) before provision (benefit) for income
  taxes................................................         14,092            (11,204)              (3,188)              (300)
Provision (benefit) for income taxes...................          6,178             (1,921)              (1,331)             2,926
                                                               -------           --------              -------           --------
Net income (loss)......................................        $ 7,914           $ (9,283)             $(1,857)          $ (3,226)
                                                               =======           ========              =======           ========

Income (loss) before extraordinary item and cumulative
  effect of change in accounting principle per common
  share:
    Basic..............................................        $  0.49           $ (0.67)                                $  (0.14)
                                                               =======          ========                                 ========
    Diluted............................................        $  0.48           $ (0.67)                               $   (0.14)
                                                               =======          ========                                 ========

Weighted average common shares outstanding:
    Basic..............................................         16,008             13,816                                  23,160
    Diluted............................................         16,545             13,816                                  23,160

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED APRIL 30, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                             KTI
                                                          CASELLA          ADJUSTED
                                                         HISTORICAL       HISTORICAL      PRO FORMA          PRO FORMA
                                                       APRIL 30, 1999   MARCH 31, 1999   ADJUSTMENTS          BALANCES
                                                       --------------   --------------   -----------         ----------
Revenues.............................................     $184,246        $ 231,881        $(5,981)(2)        $402,160
                                                                                            (7,986)(5)

Cost of operations...................................      110,008          182,182         (5,981)(2)         286,209
General and administrative...........................       27,043           14,242             --              41,285
Merger-related costs.................................        1,951               --             --               1,951
Restructuring charge.................................           --              748             --                 748
Depreciation and amortization........................       25,899           18,973           (280)(4)          44,592
                                                          --------        ---------        -------            --------
                                                           164,901          216,145         (6,261)            374,785
                                                          --------        ---------        -------            --------
Operating income.....................................       19,345           15,736         (7,706)             27,375
Other expense, net...................................        5,221           15,521             --              20,742
                                                          --------        ---------        -------            --------
Income (loss) before minority interest, provision
  (benefit) for income taxes, extraordinary item and
  cumulative effect of change in accounting
  principle..........................................       14,124              215         (7,706)              6,633
Minority interest....................................           --            3,256         (2,026)              1,230
                                                          --------        ---------        -------            --------
Income (loss) before provision (benefit) for income
  taxes, extraordinary item and cumulative effect of
  change in accounting principle.....................       14,124           (3,041)        (5,680)              5,403
Provision (benefit) for income taxes.................        7,509           (3,723)        (2,384)              1,402
                                                          --------        ---------        -------            --------
Income (loss) before extraordinary item and
  cumulative effect of change in accounting
  principle..........................................     $  6,615        $     682        $(3,296)           $  4,001
                                                          ========        =========        =======            ========
Income (loss) before extraordinary item and
  cumulative effect of change in accounting principle
  per common share:
    Basic............................................     $   0.44        $    0.06                           $   0.19
                                                          ========        =========                           ========
    Diluted..........................................     $   0.41        $    0.05                           $   0.18
                                                          ========        =========                           ========

Weighted average common shares outstanding:
    Basic............................................       15,145           12,330                             21,433
    Diluted..........................................       16,019           13,176                             22,739

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

NOTE 1. PRO FORMA INCOME (LOSS) PER COMMON SHARE

    The pro forma combined income (loss) per share calculations are based on the combined basic and diluted weighted average number of shares outstanding of Casella and KTI utilizing an exchange ratio of 0.51 shares of Casella Common Stock for each share of KTI Common Stock.

NOTE 2. INTERCOMPANY TRANSACTIONS

    All material intercompany transactions between Casella and KTI have been eliminated from all periods presented.

NOTE 3. MERGER COSTS

    Casella and KTI estimate that they will incur direct merger costs of approximately $25.0 million associated with the merger, consisting of transaction fees for investment bankers, severance, attorneys, accountants, and other related charges as follows:

                                                              AMOUNT IN
                                                              MILLIONS
                                                              ---------
Investment banking fees.....................................    $13.9
Severance charges...........................................      7.0
Professional fees (legal, accounting, printing).............      4.1
                                                                -----
  Total estimated direct costs..............................    $25.0
  Less: amounts incurred and reflected in historical balance
    sheets..................................................     (6.7)
                                                                -----
    Additional direct costs to be incurred..................     18.3
                                                                =====

NOTE 4. PURCHASE PRICE ALLOCATION

    The fair value of the consideration to acquire KTI's common stock will be allocated to the assets and liabilities of KTI based on their estimated fair value. A preliminary allocation is presented below in which the fair value of the identifiable net assets are assumed to equal the net book value of such assets, as adjusted, more fully described in (d) below. The excess of consideration over the fair value of the identifiable net assets has been preliminarily allocated to goodwill as follows (in thousands, except share and per share data):

Number of Casella shares to be issued.......................      7,152
  Price per share (a).......................................  $   15.64
                                                              ---------
Total stock consideration...................................  $ 111,857
Merger costs (b)............................................     25,000
                                                              ---------
Total purchase price........................................    136,857
Estimated fair value of KTI tangible net assets (c).........     19,527
                                                              ---------
Excess of purchase price over fair value of tangible net
 assets (primarily goodwill)................................  $ 117,330
                                                              =========

(a) The estimated consideration and purchase price allocation used for pro forma purposes are based on a value of $15.64 per share of Casella common stock (average of closing market price from two business days prior to the announcement to two days after the announcement).

(b) Merger costs primarily include investment banking fees, severance and other professional fees (see note 3 above).

(c)  Reconciliation of KTI identifiable net assets to tangible net assets as of September 30, 1999:
     Net Book Value of KTI identifiable net assets...............  $102,053
     Less: Intangible assets.....................................  (125,731)
     Less: Deferred financing fees (d)...........................      (959)
     Plus: Deferred revenue (f)..................................    68,083
     Less: Net deferred tax asset related to deferred revenue....   (19,419)
     Less: Incremental liabilities related to planned asset
     divestitures (g)............................................    (4,500)
                                                                   --------
     Estimated fair value of KTI tangible net assets.............  $ 19,527
                                                                   ========

(d) Casella and KTI expect to enter into a new line of credit agreement immediately following the consummation of the merger. Therefore, deferred financing fees of $1.5 million on KTI's September 30, 1999 balance sheet have been given no value in the combined unaudited pro forma balance sheet. When the new line of credit has been obtained, current liabilities of $150 million will convert to long term obligations.

(e) A pro forma adjustment has been made for the six months ended October 31, 1999 and the twelve months ended April 30, 1999 to reflect the amortization of acquired intangibles using an estimated blended life of 30 years.

(f) KTI had deferred revenue related to certain contracts that is not considered an assumed liability to the combined company.

(g) A pro forma adjustment has been made as of September 30, 1999 to reflect estimated incremental liabilities related to planned divestitures of KTI assets and other matters following the merger. The incremental liabilities can be summarized as follows:

       -- $3.5 million estimate related to facility abandonment charges, including residual waste material clean-up and disposal costs, lease termination fees and miscellaneous other charges. Of these charges, $1.5 million relates to residual waste material clean-up and disposal costs that will be incurred by certain KTI businesses which are not expected to be sold.

       -- $1.0 million estimate related to employee severance and separation costs, and employment contract early termination costs.

    No pro forma adjustments have been made to the statement of operations to reflect the impact of these proposed asset divestitures because the estimated impact is immaterial. In addition, the foregoing pro forma adjustments relate only to certain planned divestitures expected to occur shortly following the merger and do not include adjustments associated with divestitures of the remainder of the 10 to 15 percent of KTI assets planned to be divested. No pro forma adjustments have been made with respect to such additional planned divestitures because plans relating to those divestitures are preliminary at this time.

NOTE 5. REVENUE

    A pro forma adjustment has been made for the three months ended July 31, 1999 and the twelve months ended April 30, 1999 to eliminate previously recognized revenue relative to the deferred revenue discussed in Note 4 (f).

           KTI UNAUDITED ADJUSTED HISTORICAL STATEMENT OF OPERATIONS
    The KTI unaudited adjusted historical statement of operations for the twelve months ended March 31, 1999 and the six months ended September 30, 1999 include the effect of KTI's acquisition of FCR on August 28, 1998 and KTI's sale of substantially all the assets of KTI Recycling of Illinois, Inc. on June 1, 1999, as if the acquisition and sale had occurred on April 1, 1998. This acquisition was accounted for under the purchase method of accounting and accordingly, the results of operations since the acquisition date is included in the historical financial statements of KTI.

    The KTI unaudited adjusted historical statement of operations is not necessarily indicative of the results of operations which would have been reported if the acquisition and sale had occurred on April 1, 1998, nor is it necessarily indicative of the future operating results of the combined company. Furthermore, the adjusted historical statement of operations does not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisition. In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

    The KTI unaudited adjusted historical statement of operations should be read in conjunction with the historical consolidated financial statements of KTI which we have included elsewhere in this proxy statement/prospectus.

           KTI UNAUDITED ADJUSTED HISTORICAL STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                        COMPLETED
                                                                                                                          SALE
                                                               COMPLETED ACQUISITION                                  -------------
                                                      ---------------------------------------                         KTI RECYCLING
                                                                    FCR              FCR                  TOTAL           OF
                                          KTI           FCR      ACQUISITION(1)   ADJUSTMENTS            ACQUISITION   ILLINOIS
                                        --------      --------   --------------   -----------            ----------   -------------
Revenues..............................  $207,259      $25,682        $1,258         $    --               $26,940        $(2,318)
Cost of operations....................   165,062       19,191         1,194              --                20,385         (3,265)
Selling, general and administrative...    10,382        4,032           509              --                 4,541             --
Restructuring charge..................       748           --            --              --         --         --             --
Depreciation and amortization.........    16,352        1,667           260             (27)    (1)(2)      1,900            (94)
                                        --------      -------        ------         -------               -------        -------
                                         192,544       24,890         1,963             (27)               26,826         (3,359)
Operating income (loss)...............    14,715          792          (705)             27                   114          1,041
Interest expense, net.................    12,942        1,553           183              34        (3)      1,770             --
                                        --------      -------        ------         -------               -------        -------
Income (loss) before minority
  interest, provision (benefit) for
  income taxes, extraordinary item and
  cumulative effect of change in
  accounting principle................     1,773         (761)         (888)             (7)               (1,656)         1,041
Minority interest.....................     3,256           --            --              --                    --             --
                                        --------      -------        ------         -------               -------        -------
Income (loss) before provision
  (benefit) for income taxes,
  extraordinary item and cumulative
  effect of change in accounting
  principle...........................    (1,483)        (761)         (888)             (7)               (1,656)         1,041
Provision (benefit) for income
  taxes...............................    (3,517)        (201)            8             (13)       (4)       (206)            --
                                        --------      -------        ------         -------               -------        -------
Income (loss) before extraordinary
  item and cumulative effect of change
  in accounting principle.............  $  2,034      $  (560)       $ (896)        $     6               $(1,450)       $ 1,041
                                        ========      =======        ======         =======               =======        =======
Income (loss) before extraordinary
  item and cumulative effect of change
  in accounting principle per common
  share:
    Basic.............................  $   0.09
                                        ========
    Diluted...........................  $   0.08
                                        ========
Weighted average common shares
  outstanding:
    Basic.............................    11,631
    Diluted...........................    12,440

                                                               KTI
                                                            ADJUSTED
                                        PRO FORMA           HISTORICAL
                                        ADJUSTMENTS         BALANCES
                                        -----------         ----------
Revenues..............................    $    --            $231,881
Cost of operations....................         --             182,182
Selling, general and administrative...       (681)    (5)      14,242
Restructuring charge..................         --      --         748
Depreciation and amortization.........        815     (6)      18,973
                                          -------            --------
                                              134             216,145
Operating income (loss)...............       (134)             15,736
Interest expense, net.................        809     (7)      15,521
                                          -------            --------
Income (loss) before minority
  interest, provision (benefit) for
  income taxes, extraordinary item and
  cumulative effect of change in
  accounting principle................       (943)                215
Minority interest.....................         --               3,256
                                          -------            --------
Income (loss) before provision
  (benefit) for income taxes,
  extraordinary item and cumulative
  effect of change in accounting
  principle...........................       (943)             (3,041)
Provision (benefit) for income
  taxes...............................         --              (3,723)
                                          -------            --------
Income (loss) before extraordinary
  item and cumulative effect of change
  in accounting principle.............    $  (943)           $    682
                                          =======            ========
Income (loss) before extraordinary
  item and cumulative effect of change
  in accounting principle per common
  share:
    Basic.............................                       $   0.06
                                                             ========
    Diluted...........................                       $   0.05
                                                             ========
Weighted average common shares
  outstanding:
    Basic.............................                         12,330
                                                               13,176
    Diluted...........................

                KTI UNAUDITED HISTORICAL STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              COMPLETED                         KTI
                                                                 KTI            SALE                          ADJUSTED
                                                             HISTORICAL     KTI RECYCLING    PRO FORMA       HISTORICAL
                                                         SEPTEMBER 30, 1999  OF ILLINOIS    ADJUSTMENTS       BALANCES
                                                         ------------------ -------------   -----------      ----------
Revenues..................................................    $133,128        $    292        $    --         $132,836

Cost of operations........................................      99,065             360             --           98,705
General and administrative................................      13,480              88             --           13,392
Restructuring charge......................................       2,971              --             --            2,971
Depreciation and amortization.............................      11,098              36             --           11,062
Loss on impairment of long-lived assets...................       3,000              --             --            3,000
                                                               -------        --------        -------         --------
                                                               129,614             484             --          129,130
                                                               -------        --------        -------         --------
Operating loss............................................       3,514            (192)            --            3,706
Loss/(Gain) on sale of business...........................         145             444             --             (299)
Equity loss in subsidiary.................................         383              --             --              383
Other expense, net........................................       9,239              --            (35 )(4)       9,204
                                                               -------        --------        -------         --------
Loss before minority interest and benefit for income
  taxes...................................................      (6,253)           (636)            35           (5,582)
Minority interest.........................................       1,189              --             --            1,189
                                                               -------        --------        -------         --------
Loss before benefit for income taxes......................      (7,442)           (636)            35           (6,771)
Benefit for income taxes..................................      (1,921)             --             --           (1,921)
                                                               -------        --------        -------         --------
Net loss..................................................    $ (5,521)       $   (636)       $    35         $ (4,850)
                                                               =======        ========        =======         ========
Income (loss) before extraordinary item and cumulative
  effect of change in accounting principle:

  Basic...................................................    $  (0.40)                                       $  (0.35)
                                                               =======                                        ========
  Diluted.................................................    $  (0.40)                                       $  (0.35)
                                                               =======                                        ========
Weighted average common shares outstanding:

  Basic...................................................      13,816                                          13,816
  Diluted.................................................      13,816                                          13,816

                                      61

                                   KTI, INC.
       NOTES TO KTI UNAUDITED ADJUSTED HISTORICAL STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

1. DESCRIPTION OF TRANSACTIONS

    On August 28, 1998, KTI, Inc. (KTI) acquired FCR, Inc. (FCR) for $30.0 million in cash, and issued 1,714,285 shares of KTI common stock.

    On July 2, 1998, FCR acquired Resource Recovery Systems, Inc. (RRS).

    All the acquisitions discussed above were accounted for under the purchase method of accounting and accordingly, the results of operations since the respective acquisition dates are included in the historical financial statements of KTI.

    On June 1, 1999, KTI sold substantially all the assets of KTI Recycling of Illinois, Inc. (Illinois) for $1.8 million in cash.

    The KTI unaudited adjusted historical statement of operations is not necessarily indicative of the results of operations which would have been reported if the acquisitions or the sale of Illinois had occurred on April 1, 1998, nor are they necessarily indicative of the future operating results of the combined company. Furthermore, the adjusted historical statement of operations do not give effect to any cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisitions. In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

    The KTI unaudited adjusted historical statement of operations should be read in conjunction with the historical consolidated financial statements of KTI, which we included in this proxy statement/ prospectus.

2. PRO FORMA ADJUSTMENTS

(1) Reduction in depreciation expense resulting from the reduction in carrying value of acquired assets based on purchase price allocation of $49. Depreciation is recorded over the estimated remaining lives of property, plant, and equipment.

(2) Reflects additional goodwill amortization expense of $22. Goodwill is amortized over 40 years.

(3) Adjustment to interest expense on refinanced and incremental debt outstanding, assuming an average interest rate of 8.85%.

(4) Provision (benefit) for income taxes on the pro forma adjustments at a 39.5% tax rate before non-deductible depreciation expense and goodwill amortization.

(5) Elimination of legal and investment banking fees incurred by FCR in connection with KTI's acquisition of FCR.

(6) Additional goodwill amortization expense. Goodwill is amortized over 30 years.

(7) Additional interest expense on refinanced and incremental debt outstanding assuming an average interest rate of 8.75%.

3. EARNINGS PER SHARE

    The pro forma earnings per share calculations are based on the unaudited adjusted historical basic and diluted weighted average number of shares outstanding adjusted for the issuance of shares for the acquisition of FCR.

         (c) EXHIBITS:

          2.1 Agreement and Plan of Merger dated as of January 12, 1999, as amended by Amendments No. 1, 2 and 3 thereto, by and among the Registrant, KTI, Inc. and Rutland Acquisition Sub, Inc. (Incorporated herein by reference to the Registrants' Registration Statement on Form S-4 dated November 12, 1999, as amended (file no. 333-90913))

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 13, 2000            CASELLA WASTE SYSTEMS, INC.



                                   By: /s/ Jerry S. Cifor
                                       -------------------------------------
                                           Jerry S. Cifor
                                           Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
  NO.             DESCRIPTION
-------           -----------

2.1 Agreement and Plan of Merger dated as of January 12, 1999, as amended by Amendments No. 1, 2 and 3 thereto, by and among the Registrant, KTI, Inc. and Rutland Acquisition Sub, Inc. (Incorporated herein by reference to the Registrants' Registration Statement on Form S-4 dated November 12, 1999, as amended (file no. 333-90913).)

23.1              Consent of Ernst & Young LP